                                                                    EXHIBIT 99.4


                                                                  EXECUTION COPY






                              MANAGEMENT AGREEMENT



                              DATED JANUARY 1, 1998



                                     BETWEEN



                             RED LION HOTELS, INC.,
                             a Delaware corporation


                                       AND



                                  WESTBOY LLC,
                        an Ohio limited liability company

                                   TABLE OF CONTENTS


MANAGEMENT AGREEMENT................................................................  1

ARTICLE I

                            REPRESENTATIONS AND WARRANTIES..........................  8
   1.1     Representations and Warranties of Manager................................  8
   1.2     Representations and Warranties of Westboy................................  8

ARTICLE II

                           GENERAL MANAGEMENT AND OPERATION.........................  9
   2.1     General Management Services..............................................  9
   2.2     Operating Plan and Budget................................................ 10
   2.3     Maintenance, Repairs and Capital Improvements............................ 10
   2.4     Books and Records, Financial Statements and Internal Audits.............. 13
   2.5     Personnel................................................................ 14
   2.6     Special Projects......................................................... 15
   2.7     National Sales, Business Promotion and Reservations Services............. 15
   2.8     Regional Cooperative Marketing........................................... 17
   2.9     Manager's Computer Software.............................................. 17
   2.10    Manager's Charge Card.................................................... 18
   2.11    Hotel Retail Space....................................................... 18
   2.12    Affiliated Companies..................................................... 19
   2.13    Costs and Expenses....................................................... 19
   2.14    Termination Agreement.................................................... 20

ARTICLE III

                     MANAGEMENT FEES AND DISTRIBUTION OF CASH FLOW.................. 20
   3.1     Definitions of Gross Revenue, Gross Operating Profit, Adjusted Gross
           Operating Profit and Cash Flow Available for Incentive Fee............... 20
   3.2     Management Fees.......................................................... 23
   3.3     Place of Payment......................................................... 25
   3.4     Westboy's Obligation to Provide Funds to Pay Fees and Expenses;
           Financing Program........................................................ 25
   3.5     Hotel Bank Accounts...................................................... 26
   3.6     Withdrawals from Hotel Bank Accounts..................................... 26
   3.7     Remittances to Westboy................................................... 26

ARTICLE IV

                                 TERM AND TERMINATION............................... 26
   4.1     Term of Agreement; Option to Extend...................................... 26
   4.2     Events of Termination.................................................... 27
   4.3     Actions to be Taken on Termination....................................... 28

ARTICLE V

                                       INSURANCE.................................... 29
   5.1     Insurance by Manager..................................................... 29
   5.2     Parties Insured, Amount of Coverage, Etc................................. 30
   5.3     Evidence of Insurance, Etc............................................... 31
   5.4     Reports by Manager....................................................... 31
   5.5     Review of Limits......................................................... 32
   5.6     Limitation on Scope of Services.......................................... 32

ARTICLE VI

                               SUBORDINATION; MORTGAGES............................. 32
   6.1     Prohibition Against Mortgaging Hotels or Leasehold Estate................ 32
   6.2     Fee Mortgages............................................................ 32
   6.3     Subordination............................................................ 33
   6.4     Rights of Mortgagee...................................................... 35
   6.5     Estoppel Certificates.................................................... 36

ARTICLE VII

                                      DESTRUCTION................................... 36
   7.1     Westboy to Restore After Insured Casualty................................ 36
   7.2     Termination After Substantial Insured Casualty........................... 36
   7.3     Uninsured Casualty - Westboy's Option to Terminate or Restore............ 37
   7.4     Commencement and Completion of Casualty Restoration...................... 37
   7.5     Proceeds of Business Interruption Insurance.............................. 37

ARTICLE VIII

                                     CONDEMNATION................................... 38
   8.1     Permanent Taking......................................................... 38
   8.2     Taking for Temporary Use................................................. 38

ARTICLE IX

                                   ASSIGNMENTS, ETC................................. 39
   9.1     By Manager............................................................... 39
   9.2     By Westboy............................................................... 40
   9.3     Owner Agreement.......................................................... 42

ARTICLE X

                                     MISCELLANEOUS.................................. 42
   10.1    Complimentary/Discount Policies.......................................... 42
   10.2    Manager Identification; Names of Hotels.................................. 42
   10.3    Compliance with Law...................................................... 43
   10.4    Governing Law............................................................ 44
   10.5    No Waiver of Breach...................................................... 44
   10.6    Notices.................................................................. 44
   10.7    Successors and Assigns................................................... 45
   10.8    Indemnification.......................................................... 45
   10.9    Limitation on Pledging Westboy's Credit.................................. 46
   10.10   Entire Agreement......................................................... 46
   10.11   Counterparts............................................................. 46
   10.12   Captions Etc............................................................. 46
   10.13   No Partnership or Joint Venture.......................................... 46
   10.14   Amendment................................................................ 46
   10.15   Limited Recourse......................................................... 47
   10.16   Memorandum of Agreement.................................................. 47
   10.17   Protection of REIT Status................................................ 47
   10.18   Performance of Westboy Obligations....................................... 47
   10.19   Performance Guarantee by DT Management, Inc.............................. 48
   10.20   Centralized Services..................................................... 48
   10.21   Doubletree License Agreement............................................. 48
   10.22   Special Provisions with Respect to Bellevue.............................. 49

                              MANAGEMENT AGREEMENT

        This Management Agreement ("Agreement") is entered into as of this 1st day of January, 1998, by and between WESTBOY LLC, an Ohio limited liability company ("Westboy"), and RED LION HOTELS, INC., a Delaware corporation ("Manager") (hereinafter sometimes individually referred to as the "Party" and collectively referred to as the "Parties").

                                    RECITALS

        A. Westboy holds a leasehold estate in the hotels described in Exhibit A, attached hereto and incorporated herein by this reference (the "Hotels"), pursuant to a Percentage Lease Agreement of even date herewith (the "Percentage Lease"), by and between Westboy, as Lessee, and Red Lion Inns Operating L.P., a Delaware limited partnership ("Owner"), as Lessor.

        B. Westboy desires to have Manager manage and operate the Hotels and Manager is willing to perform such services on the terms and conditions set forth herein.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   DEFINITIONS

        When used in this Agreement, the following terms shall have the following meanings:

        Additional FFE Reserve shall have the meaning set forth in Section
2.3(c).

        Adjusted Gross Operating Profit shall have the meaning set forth in
Section 3.1(d).

        Adjustment Date shall mean January 1, 2003, and each January 1 of every fifth year thereafter (i.e., January 1, 2008, January 1, 2013, etc.) occurring prior to expiration or earlier termination of this Agreement.

        Advanced Incentive Fee Payments shall have the meaning set forth in
Section 3.2(d).

        Affiliated Hotels shall mean hotels operating under the tradenames (or variants thereof) Doubletree, Club Hotel by Doubletree, Doubletree Club and/or Doubletree Guest Suites) or servicemark(s) now or hereafter used by Manager or any Manager Affiliates, including, without limitation, the Hotels and Doubletree hotels operated by Manager or its affiliates and Doubletree hotels operated by others under franchise agreements with Manager or its affiliates.

        Annual Debt Service Priority Amount shall have the meaning set forth in
Section 6.3.

        Applicable Laws shall mean all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority applicable to the Hotels, including, without limiting the foregoing, the state and local liquor authorities, the Board of Fire Underwriters and the requirements of any insurance companies covering any of the risks against which the Hotels are insured.

        Applicable Operating Year shall have the meaning set forth in Section 2.2(a).

        Approved Mortgage shall mean the Mortgage and any other lien or encumbrance approved by Manager pursuant to Article VI of this Agreement.

        Approved Mortgagee shall mean the lender making the loan secured by any Approved Mortgage.

        Balance of Shared Priority Capital Cost shall have the meaning set forth in Section 2.3(h).

        Base Fee shall mean the fee calculated as provided in Section 3.2(a).

        Base FFE Reserve shall mean an accrual equal to three percent (3%) of Gross Revenues.

   Bellevue Hotel shall have the meaning set forth in Section 10.22.

        Capex Threshold Amount shall mean Five Million Dollars ($5,000,000), except that effective on each Adjustment Date, the Capex Threshold Amount shall be adjusted to equal the product of Five Million Dollars ($5,000,000) multiplied by a fraction, the numerator of which is equal to the Consumer Price Index as of the respective Adjustment Date and the denominator of which is equal to the Consumer Price Index as of the Commencement Date.

        Capital Improvement shall mean those items (other than routine repairs and maintenance) constructed or installed as part of a Hotel (including Furniture, Fixtures and Equipment) the cost of which for accounting purposes may not be expensed but must be capitalized according to generally accepted accounting principles in effect as of the date hereof. No Capital Improvements shall be owned by Manager.

        Capital Improvement Plan shall mean the budget for Capital Improvements (plus additions and replacements of Furniture, Furnishings and Equipment) for a Hotel as provided in Section 2.3(d).

        Cash Flow Available for Debt Service shall have the meaning set forth in
Section 3.1(e).

        Cash Flow Available for Incentive Fee shall have the meaning set forth in Section 3.1(f).

        Casualty Restoration shall have the meaning set forth in Section 7.1.

        Centralized Services shall have the meaning set forth in Section 10.20.

        Commencement Date shall mean January 1, 1998.

        Confidential Software shall have the meaning set forth in Section
2.9(a).

        Consumer Price Index shall mean the "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or
(ii) the Consumer Price Index shall be discontinued for any reason, Westboy shall request that the Bureau of Labor Statistics furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Capex Threshold Amount hereunder. If for any reason the Bureau of Labor Statistics does not furnish an index and such information, the Parties will instead mutually select, accept and use such other index or comparable statistic on the cost of living in Seattle, Washington that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

        Current Priority Amount during any month shall mean an amount equal to the sum of (i) $888,417, (ii) $16,581, (iii) an amount equal to three-eighths percent (0.375%) of Gross Revenues per annum, and (iv) the Priority Return.

        If Manager's right to manage a Hotel pursuant to this Agreement is terminated by reason of a Disposition of one or more Hotels for which there is not a substitution subject to this Agreement pursuant to Section 9.2(c) (the "Excluded Hotels"), the amounts described in clauses (i), (ii) and (iv) above shall each be reduced by the product of (x) such amounts existing immediately before such Disposition and (y) a fraction, the numerator of which is the Adjusted Gross Operating Profit for the immediately preceding three calendar years (or such lesser period for which results of operation of the Hotels hereunder are available) for the Excluded Hotels and the denominator of which is the Adjusted Gross Operating Profit of all of the Hotels managed under this Agreement immediately before such Disposition for such period.

        Debt Allocated to the Hotels shall have the meaning set forth in Section 3.2(f).

        Deemed Debt Service shall mean an assumed annual amount that would be payable under a hypothetical loan in the Maximum Principal Amount, bearing interest at an annual rate equal to the then applicable interest rate on the U.S. Treasury issue (primary issue) with a maturity of ten years plus 180 basis points, and having an amortization period of twenty-five years.

        Deferral Interest Rate shall mean fifteen percent (15%) per annum.

        Discretionary Capex Fund shall have the meaning set forth in Section 2.3(d).

        Disposition shall mean a Taking of a Hotel, an election by Owner or Westboy, as the case may be, not to restore a Hotel following a casualty, a sale of a Hotel, an expiration or other termination of a ground lease to Owner as ground lessee, or any other event which results in a Hotel no longer being managed by Manager pursuant to this Agreement.

        Doubletree shall have the meaning set forth in Section 10.21.

        DTM shall have the meaning set forth in Section 10.19.

        Event of Termination shall have the meaning set forth in Section 4.2.

        Excess Capex Funds shall have the meaning set forth in Section 2.3(c).

        Excluded Hotels shall have the meaning set forth in the definition of Current Priority Amount.

        FFE Reserve shall have the meaning set forth in Section 2.3(b).

        Financial Statements shall have the meaning set forth in Section 2.4(c).

        Furniture, Fixtures and Equipment shall mean the furniture, furnishings, fixtures and equipment installed and used in a Hotel,including without limitation all necessary furniture and furnishings for guest rooms, public areas and non-public areas (such as kitchen, laundry and cleaning facilities, rooms for the use of employees, storage areas, front desk and administrative offices), floor and window coverings, decorative light fixtures and equipment, but excluding, however, a Hotel's major mechanical and electrical equipment and systems (for example, the elevators). No Furniture, Fixtures and Equipment shall be owned by Manager.

        Gross Operating Profit shall have the meaning set forth in Section
3.1(c).

        Gross Revenue shall have the meaning set forth in Section 3.1(a).

        Gross Rooms Sales shall mean gross revenues of all kinds attributable to or payable for the rental of guest rooms and suites at the Hotels, from cash, barter or credit transactions and computed on an accrual basis (before commissions and discounts for credit cards, prompt or cash payments), including the proceeds of any business interruption insurance or other loss of income insurance attributable to lost revenues for the rental of guest rooms and suites, and excluding only sales or room taxes.

        Hotels shall have the meaning set forth in Recital A; provided that, in the event of a Disposition of a Hotel, "Hotels" shall not include the Hotel subject to the Disposition from and after the occurrence thereof.

        Hotel Personnel shall have the meaning set forth in Section 2.5(a).

        Hotel Retail Space shall mean any space in the Hotels other than rooms and associated space, convention facilities, restaurants, and food and beverage service facilities.

        Incentive Fee shall mean the fee calculated as provided in Section
3.2(b).

        Individual shall mean the meaning set forth in Section 10.15.

        Inventories shall mean the inventories of food, beverage and other goods for operation of a Hotel, as defined in the Uniform System. All Inventories shall be owned by Westboy.

        Manager Affiliate shall mean any individual, company, corporation, association, partnership, joint venture, business enterprise, trust, estate or other legal entity which, directly or indirectly, controls or is controlled by or is under common control with Manager. "Control," with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of such person, whether through the ownership of equity securities, by contract, or otherwise.

        Merger Agreement shall have the meaning set forth in Section 4.1.

        Mortgage shall mean a mortgage, deed of trust, security agreement or other encumbrance affecting the Hotels and existing on the Commencement Date.

        National Sales, Business Promotion and Reservation Services shall have the meaning set forth in Section 2.7(a).

        National Sales, Business Promotion and Reservation Assessment shall have the meaning set forth in Section 2.7(b).

        Notice of Default shall have the meaning set forth in Section 4.2(a).

        Notice of Termination shall mean the notice described in Section 4.2 or any other notice provided herein whereby a Party may terminate this Agreement.

        Operating Expenses shall have the meaning set forth in Section 3.1(b).

        Operating Plan and Budget shall mean a budget prepared under Section
2.2.

        Operating Profit Target shall be $36,000,000. Upon the Disposition of a Hotel or Hotels for which there is not a substitution subject to this Agreement pursuant to Section 9.2(c), the Operating Profit Target shall be adjusted as follows: the Operating Profit Target existing immediately before such Disposition of a Hotel or Hotels shall be reduced by an amount equal to the product of (x) the Operating Profit Target existing immediately before such Disposition and (y) a fraction, the numerator of which is the Adjusted Gross Operating Profit for the immediately preceding three calendar years (or such lesser period for which results of operation of the Hotels hereunder are available) for the Hotel or Hotels subject to the Disposition and the denominator of which is the Adjusted Gross Operating Profit of the Hotels managed under this Agreement immediately before such sale for such period.

        Operating Supplies shall mean all consumable or expendable items for operation of a Hotel, including without limitation, supplies for laundry, housekeeping, food and beverage service, engineering and accounting uses, together with paper supplies and miscellaneous general supply items, as defined in the Uniform System. All Operating Supplies shall be owned by Westboy.

        Operating Year shall mean each calendar year or portion thereof during the term of this Agreement.

        Outside Taking Date shall have the meaning set forth in Section 10.22.

        Owner Agreement shall have the meaning set forth in Section 9.3.

        Net Proceeds shall have the meaning set forth in Section 3.2(e).

        Parties shall mean, collectively, Westboy and Manager.

        Party shall mean, individually, Westboy or Manager.

        Person shall mean any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity and any government or any agency or political subdivision thereof.

        Prime Rate shall mean the fluctuating rate per annum which is publicly announced from time to time by Citibank, N.A. (or its successor), as being its so-called "prime rate" or "base rate" thereafter in effect.

        Priority Capital Expenditure shall mean a Capital Expenditure that is compelled to be made (i) by an imminent threat to the health or safety of guests or employees of a Hotel, (ii) to comply with and abide by Applicable Laws, (iii) by the terms of subsection 8.1(d), or (iv) in connection with a Casualty Restoration pursuant to Article VII. The following sentence shall be in effect until the earlier of the closing of the merger under the Merger Agreement and December 31, 1998. For purposes of clause (ii) this definition, a Capital Expenditure is "compelled" if it is required to be made to prevent (A) the closing of all or any portion of one or more of the Hotels, (B) the imposition of criminal penalties on Owner, Westboy or Manager, or (C) by order of a governmental authority having jurisdiction over the subject Hotel.

        Priority Return shall mean a monthly return equal to $924,055.

        Project shall have the meaning set forth in Section 10.22.

        Project Services shall have the meaning set forth in Section 2.6.

        Regional Maximum Amount shall have the meaning set forth in Section 2.8.

        Shared Priority Capital Expenditure shall mean a Priority Capital Expenditure that (i) is compelled to be made to comply with the Americans with Disabilities Act, or (ii) arises from the installation of a sprinkler system that is compelled to be made by Applicable Law.

        Taking shall mean a taking of a fee, leasehold or easement estate as a result of condemnation or eminent domain, or a conveyance by Owner or Westboy, as the case may be, in lieu thereof, of or upon all or part of a Hotel.

        Taking Authorities shall have the meaning set forth in Section 10.22.

        Termination Agreement shall mean the Termination of Management Agreement of even date herewith, a copy of which is attached as Exhibit B, pursuant to which the

Management Agreement, dated April 6, 1987, by and between Red Lion Inns Operating L.P. and RL Acquisition Company, as amended, has been terminated.

        TPR Charges shall have the meaning set forth in Section 2.7(d).

        Uniform System shall mean the "Uniform System of Accounts" as adopted by the American Hotel and Motel Association, with such exceptions as may be required by the provisions of this Agreement including, without limitation, the definitions of Gross Revenue, Gross Operating Profit, Adjusted Gross Operating Profit, and Operating Expenses.

        Unsecured Loan shall have the meaning set forth in Section 6.3(b).

        Working Capital shall mean capital requirements for operating expenses of the Hotels for the day-to-day requirements of the Hotels as contemplated in this Agreement. All Working Capital shall be owned by Westboy.


                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

        1.1 Representations and Warranties of Manager. Manager represents and warrants to Westboy as follows:

            a. Manager is a corporation duly organized and validly existing under the laws of the State of Delaware.

            b. Manager has full power, authority and legal right to perform and observe the provisions of this Agreement.

            c. This Agreement constitutes a valid and binding obligation of Manager enforceable in accordance with its terms, and does not constitute a breach of or default under any other agreement to which Manager is a party or by which any of its assets are bound or affected.

        1.2 Representations and Warranties of Westboy. Westboy represents and warrants to Manager as follows:

            a. Westboy is a limited liability company duly organized and validly existing under the laws of the State of Ohio.

            b. Westboy has full power, authority and legal right to perform and observe the provisions of this Agreement.

            c. This Agreement constitutes a valid and binding obligation of Westboy enforceable in accordance with its terms, and does not constitute a breach of or default under any other agreement to which Westboy is a party or by which any of its assets are bound or affected.


                                   ARTICLE II

                        GENERAL MANAGEMENT AND OPERATION

        2.1 General Management Services. Subject to the provisions of this Agreement, from and after the commencement of the term of this Agreement as provided for in Section 4.1, Manager shall, on behalf of Westboy, manage the Hotels in a faithful and efficient manner, consistent with the standards prevailing in and with the same degree of care as other Affiliated Hotels. In furtherance thereof, Manager shall:

            a. provided Westboy has supplied Manager with complete copies and all amendments of any Approved Mortgage and any ground leases existing as of the date hereof, do everything reasonably within its power to manage the Hotels in all material respects in accordance with the terms and conditions of any Approved Mortgage, any such ground leases and any material contracts entered into on behalf of Owner or Westboy after the date hereof, if, as a result thereof, Manager is not required to assume responsibilities in addition to or different than those provided for herein;

            b. subject to the terms of this Agreement, implement Manager's standard administrative, accounting, budgeting, computer systems, marketing, personnel and operational policies and practices relating to or affecting the operation of Affiliated Hotels;

            c. at Westboy's cost and expense:

               (i) arrange for the Hotels to be furnished with water,
            electricity, gas, power, telephone, vermin extermination, trash removal, equipment maintenance, security and such other services as are necessary for the proper operation and maintenance of the Hotels as contemplated by this Agreement; provided, however, that, without Westboy's approval, which approval shall not be unreasonably withheld, Manager shall not cause any Hotel to enter into any agreement for any such services which is not incurred in the ordinary course of operating the Hotel;

               (ii) to the extent that it is within Manager's power to do so, obtain and keep in full force and effect all permits, licenses (including, without limitation, liquor licenses, restaurant licenses and business licenses) and authorizations required in connection with the conduct of the business of each Hotel;

               (iii) make purchases of all Operating Supplies and Inventories and such services and other merchandise as are necessary for the proper operation and maintenance of each of the Hotels as contemplated by this Agreement; and

               (iv) make purchases of Furniture, Fixtures and Equipment in accordance with Section 2.3; and

            d. review the operation and maintenance of the Hotels from time to time in accordance with Manager's established management practices and policies.

        2.2 Operating Plan and Budget. In accordance with Manager's standard planning and budgeting processes, Manager shall prepare and, on or before thirty
(30) days before the end of each Operating Year, deliver to Westboy an operating plan and budget for the next ensuing Operating Year ("Operating Plan and Budget") setting forth in reasonable detail an estimate of the revenue and expenses of each of the Hotels for the next ensuing Operating Year ("Applicable Operating Year"). In the preparation of each Operating Plan and Budget, Manager shall take into account the operations and outlook for the advance bookings, the competition, anticipated changes in the Hotels' expenses (including, without limitation, pending union negotiations, anticipated increases in property taxes, utility costs and insurance premiums) and anticipated changes in general economic conditions. It is understood, however, that the Operating Plan and Budget is an estimate only and that the actual results of operations for any given Operating Year will be determined by the actual sales, revenues, costs and expenses of the Hotels during such Operating Year. Manager has delivered an Operating Plan and Budget for 1998.

        2.3 Maintenance, Repairs and Capital Improvements.

            a. The Hotels shall be managed as a member of the Affiliated Hotels. The Hotels (including but not limited to the Hotel buildings, adjacent grounds, Furniture, Fixtures and Equipment, Operating Supplies and Inventories) will be maintained, repaired and improved in order to continue operation of the Hotels at a standard which will permit the Hotels to serve effectively as a member of the Affiliated Hotels and not be a detriment thereto by reason of any deficient condition thereof. In furtherance thereof but always subject to the remaining provisions of this Section 2.3, Manager shall, at Westboy's cost and expense, cause the Hotels (including but not limited to the Hotels buildings, adjacent grounds, Furniture, Fixtures and Equipment, Operating Supplies and Inventories) to be maintained in good operating condition and repair, and shall replace all such items of Furniture, Fixtures and Equipment (subject to the remaining subsections of this Section 2.3) and Operating Supplies and Inventories as Manager shall, from time to time, deem advisable, including but not limited to those which may be deemed to constitute Capital Improvements. Subject to Section 10.22, provided that Westboy has cooperated in reserving and spending such amounts required by subsections 2.3(c), (e) and (g), notwithstanding any other provision of this Agreement, if Westboy is deemed to be in default of this subsection 2.3(a), Manager's sole and exclusive remedy shall be to terminate this Agreement with respect to the noncomplying Hotel; no termination fees or charges will become payable with respect thereto; and in no event shall Westboy be liable for money damages nor shall Manager be entitled to any remedy, at law or in equity, except for termination.

            b. Manager shall hold back from funds otherwise due to Westboy (or Westboy shall cause Owner to reserve) funds equal to the Base FFE Reserve (the Base FFE Reserve plus the other amounts to be added to the Base FFE Reserve pursuant to this Section 2.3 being referred to herein as the "FFE Reserve") and deposit such funds in an interest bearing account to pay the cost of additions to and replacements of Furniture, Fixtures and Equipment. All proceeds from the sale of Furniture, Fixtures and Equipment that are replaced by Manager shall be added to the FFE Reserve and deposited in the interest bearing account, and all interest that is earned on funds in the FFE Reserve shall be added to the FFE Reserve. All funds in the FFE Reserve shall be owned by Westboy or Owner, as the case may be. Manager may waive the actual depositing of amounts to be added to the FFE Reserve on an annual basis. Notwithstanding any such waiver, (i) all fees payable hereunder shall be calculated as if amounts to be added to the FFE Reserve were in fact deposited, and (ii) Manager shall be entitled to budget and expend, and Westboy shall be liable for the payment of, such amounts as if they had been deposited.

            c. In addition to the FFE Reserve, from and after June 30, 1998, Westboy shall reserve (or cause Owner to reserve) (but need not, in either case, deposit) funds equal to one percent (1%) of Gross Revenue (the "Additional FFE Reserve") toward the cost of Capital Improvements. All funds in the Additional FFE Reserve shall be owned by Westboy or Owner, as the case may be. Amounts in the Additional FFE Reserve up to the Capex Threshold Amount shall be disbursed only to fund Capital Improvements that have been approved by Westboy in its sole discretion. Funds in the Additional FFE Reserve in excess of the Capex Threshold Amount ("Excess Capex Funds") shall be subject to the next sentence, shall be deposited (unless waived by Manager) in the FFE Reserve, and shall be subject to the same conditions as are applicable to the FFE Reserve. If, by reason of the adjustment in the Capex Threshold Amount on any Adjustment Date, the amount of any Excess Capex Funds which are then held in the FFE Reserve in excess of the amount that would thereafter be required, such surplus shall be disbursed to Westboy to be held by Westboy as part of the Additional FFE Reserve.

            d. Manager shall prepare an annual Capital Improvement Plan for all Capital Improvements (including additions to and replacements of Furniture, Fixtures and Equipment) to be made in each of the Hotels during the Applicable Operating Year which shall be provided to Westboy in accordance with the schedule provided for in Section 2.2. If such Capital Improvement Plan provides for the expenditure of funds in addition to the sum of (i) all amounts in the FFE Reserve, (ii) all amounts to be added to the FFE Reserve on a current basis, and (iii) the Excess Capex Fund (the sum of the amounts described in clauses (i), (ii) and (iii) of this Section 2.3(d), the "Discretionary Capex Fund"), such Capital Improvement Plan, in total, shall be subject to Westboy's approval or disapproval within thirty (30) days after delivery of the Capital Improvement Plan to Westboy. If Westboy disapproves such Capital Improvement Plan, Manager shall nonetheless have, and is hereby granted, the right and authority to make any expenditures set forth on the disapproved Capital Improvement Plan at Manager's sole discretion (subject, however, to subsection (g), below), to the extent that the cost of such expenditures can be paid from the Discretionary Capex Fund.

            e. In addition to and without limiting the provisions of subsections 2.3(b)-(d), Westboy agrees to spend Ten Million Dollars ($10,000,000) prior to June 30, 2000, on Capital Improvements. Westboy will consult with Manager, but decisions regarding the nature and timing of such Capital Improvements and the Hotels involved, whether or not the projects are contemplated by the Capital Improvement Plan, shall be entirely within the discretion of Westboy (subject, however, to subsection (g), below). Any portion of the $10,000,000 Capital Improvement investment that remains uncommitted as of June 30, 2000, shall be immediately paid by Westboy to Manager for deposit in the Discretionary Capex Fund.

            f. All Capital Improvements shall be subject to the following:

               (i) all permits, licenses and authorizations required to be procured in connection with any Capital Improvement shall be procured, or caused to be procured, by Manager as the same are required;

               (ii) any Capital Improvement shall be made in a good and
            workmanlike manner and in compliance with all applicable laws and insurance requirements; and

               (iii) the cost of any Capital Improvement shall be promptly paid, or caused to be paid, by Manager from the appropriate capital reserve or with Westboy supplied funds, if applicable.

            g. Capital Expenditures arising from the installation of a sprinkler system at any Hotel that is installed at the discretion of or pursuant to policies of Manager or Manager

        Affiliates (as opposed to being required by Applicable Law), shall be paid for from the FFE Reserve.

            h. In the event that a Priority Capital Expenditure is required, the cost of such Priority Capital Expenditure shall be allocated and charged:

               (1) if the Priority Capital Expenditure is a Shared Priority Capital Expenditure, to the FFE Reserve and the Additional FFE Reserve at a ratio of three to one. If the FFE Reserve is exhausted prior to full payment of such Shared Priority Capital Expenditure, then the balance of such cost ("Balance of Shared Priority Capital Cost") shall be paid for from the Additional FFE Reserve until the Additional FFE Reserve is exhausted, and thereafter such cost shall be paid for by Westboy or Owner, as the case may be. Any amounts paid for on account of the Balance of Shared Priority Capital Cost from the Additional FFE Reserve, by Westboy or Owner, as the case may be, shall be reimbursed dollar-for-dollar from future amounts to be added to the FFE Reserve, as they accrue, on a monthly basis.

               (2) if the Priority Capital Expenditure is not a Shared Priority Capital Expenditure, to the Additional FFE Reserve until the Additional FFE Reserve is exhausted, and thereafter such cost shall be paid for by Westboy or Owner, as the case may be.

            i. Except as set forth in (a)-(g), above, and in connection with Priority Capital Expenditures, under no circumstances will (i) Westboy be required to make expenditures to maintain, repair or improve any Hotel, or (ii) Manager be authorized to make any expenditures on behalf of Westboy to maintain, repair or improve any Hotel.

        2.4 Books and Records, Financial Statements and Internal Audits.

            a. In accordance with Manager's standard procedures as from time-to-time in effect, Manager shall cause books of account and other records relating to or reflecting the results of the operation of the Hotels to be kept on an accrual basis in accordance with the Uniform System of Accounts for Hotels. Except for the books and records which may be kept in Manager's home office or other suitable location pursuant to the adoption of a central billing system or other centralized service, all such books of account and other records with respect to each Hotel shall at all times during the term of this Agreement be kept at each such Hotel and shall, together with any centrally maintained books and records, be available to Westboy, at all reasonable times, for examination, audit, inspection and copying. Original records of sales (guest checks, folios, etc.) shall be maintained for a reasonable period of time consistent with Manager's normal policy or as prescribed by law.

            b. During each Operating Year, Manager shall cause to be prepared and delivered to Westboy on or before the thirtieth (30th) day of the following month a reasonably detailed monthly operating report and financial statements for each Hotel and on a consolidated basis, including a profit and loss and cash flow statement, reflecting the results of operations by department, together with a supplemental schedule of revenues and expenses and a balance sheet showing cash position and results of operations for the preceding calendar month and cumulative for the Operating Year to date. The consolidated statements shall include a computation of Gross Revenue, Gross Operating Profit, Base Fee, National Sales, Business Promotion and Reservations Assessment and Incentive Fee for such month and Operating Year to date. Such reports and statements shall be prepared on an accrual basis in accordance with the Uniform System of Accounts for Hotels consistently applied and shall be in a format similar to the operating reports and financial statements which are prepared for other Affiliated Hotels.

            c. Assuming all required information in the possession of Westboy and Owner is made available to Manager on a timely basis, then no later than sixty (60) days immediately following each Operating Year, Manager shall cause to be prepared and delivered to Westboy, as an operating expense of the Hotels, reasonably detailed unaudited financial statements for the preceding Operating Year ("Financial Statements"), which shall consist of a balance sheet, statement of earnings and retained earnings, statement of changes in financial position, and computation of Gross Revenue, Gross Operating Profit, the Base Fee National Sales, Business Promotion and Reservations Assessment and the Incentive Fee for such Operating Year.

            d. Manager shall perform internal audits of each Hotel consistent with Manager's standard audit policy, as an operating expense of the Hotels. Such audit shall be conducted by Manager's personnel. Manager acknowledges that Westboy may also elect to conduct internal audits of one or more Hotels from time to time at Westboy's expense and Manager shall cooperate with Westboy in connection therewith.

            e. Manager shall promptly deliver to Westboy copies of any documents relating to lawsuits and claims or notices received from Owner relating to a Hotel, and, to the extent they would appear to have a material adverse effect on any of the Hotels or their operations, claims or notices received from any governmental agency or any insurance carrier.

        2.5 Personnel.

            a. Manager shall select a general manager and the department heads for each Hotel, and they, or such person or persons to whom they may delegate such authority, shall select all personnel which any of them determine to be necessary for the operation of each Hotel (collectively "Hotel Personnel").

            b. All decisions with regard to the terms of employment, including, but not limited to, compensation, bonuses, fringe benefits discharge and replacement of all Hotel Personnel, whether made directly by Manager or through the general manager, department heads or any of their designees, shall be at the sole discretion of Manager.

            c. All Hotel Personnel shall be employed at Westboy's cost and expense, but all such personnel shall be employees of Manager and not employees of Westboy.

            d. Manager shall provide all supervisory services of its corporate non-Hotel Personnel employees necessary to enable Manager to perform its obligations under this Agreement.

            e. Manager shall administer all necessary employee benefit programs, maintain all necessary records, file all reports, and pay all taxes with respect to the Hotel Personnel; provided that the direct costs of administration incurred under this Section 2.5(e) shall be operating expenses of each Hotel and Manager shall be reimbursed for such payment in accordance with Section 2.13.

        2.6 Special Projects. Direction and administration of renovation projects, other planning, design, concept development and implementation, management information systems and accounting services for specific renovation or other projects and related project management services which any of the Hotels may require (collectively, "Project Services") are not General Management Services and are not provided for under the scope of this Agreement. Accordingly, Manager will not furnish, and Westboy will not be charged for, Project Services, unless the same are provided for in a Capital Improvement Plan or Operating Plan and Budget approved by Westboy or otherwise approved by Westboy. In such event, Manager may use the services of its Manager Affiliates to perform Project Services, in which case, Project Services shall be furnished to Westboy on terms and conditions that are comparable to those available from a competitive outside source. If Manager or a Manager Affiliate desires to perform any Project Services, unless, in each case, the procedures in this sentence are waived by Westboy, Manager shall provide Westboy with bids from vendors or contractors including Manager or a Manager Affiliate, as the case may be. Westboy shall have the right to select, in its sole discretion, which vendor or contractor provides the Project Services or, alternatively, to provide or perform the Project Services for its own account.

        2.7 National Sales, Business Promotion and Reservations Services.

            a. Manager shall cause to be furnished to the Hotels certain services ("National Sales, Business Promotion and Reservation Services") consisting of central marketing services and a central reservations system. The central marketing services shall provide System-wide marketing activities for all Affiliated Hotels and shall include national and regional advertising, sales promotion, public relations and direct selling efforts for the collective business development of all Affiliated Hotels. The central reservations system shall provide a national toll-free system for inquiries regarding customer bookings and for making, changing and canceling reservations for the Hotels and other Affiliated Hotels.

            b. Manager shall assess, and Westboy shall pay to Manager, a monthly assessment (the "National Sales, Business Promotion and Reservations Assessment") for National Sales, Business Promotion and Reservations Services equal to three and one-half percent (3 1/2%) of Gross Room Sales for each of the Hotels. Such amount may be increased by a vote of the operators, owners or lessees, as the case may be, of a majority of the rooms and suites in all Affiliated Hotels. The National Sales, Business Promotion and Reservations Assessment will be payable each month directly from a bank account for each of the Hotels based upon Gross Room Sales for the preceding month. The National Sales, Business Promotion and Reservations Assessment shall be included in the annual Operating Budgets for the Hotels as a separate line item and shall not be subject to any approval procedure set forth in this Agreement.

            c. Costs of National Sales, Business Promotion and Reservations Services shall consist of the actual cost of providing such services without mark-up for profit to Manager or any Manager Affiliate, but shall include salary and employee benefit costs and cost of equipment used in providing such services, in each case reasonably allocable thereto.

            d. The National Sales, Business Promotion and Reservations Assessment does not cover charges for third-party reservations systems (such as airline reservations systems) and/or third-party reservations fees ("TPR Charges"), which shall be paid for separately by Westboy as Operating Expenses of the Hotels. TPR Charges shall include costs incurred by Manager or any affiliate (without mark-up for profit to Manager or any affiliate) in administering such systems or fees, such as salary and employee benefit costs, cost of equipment, and overhead costs of the home office or any regional or other local office in administering such systems and fees, in each case reasonably allocable thereto.

            e. National Sales, Business Promotion and Reservations Services may be provided in common with other hotels, resorts and all-suite properties owned, operated or franchised by, or otherwise affiliated with, Manager or its affiliates, and with other hotels which elect to participate in such services. In any event, advertising and promotional materials for Affiliated Hotels may include cross-sell references to such hotels, resorts and all-suite properties, and to their affiliation with Manager.

            f. Manager may arrange for and make trades of goods and/or services (including, but not limited to, room/suite occupancy, food, beverages, incidental charge items and taxes relating to any thereof) furnished or to be furnished to the Hotels, for goods and/or services (including, but not limited to, advertising, air and ground transportation, rental vehicles and taxes relating to any thereof) furnished or to be furnished to or for the benefit of the Hotels or Manager. In such event, if the goods and/or services received in a particular trade are exclusively for the use or benefit of any of the Hotels (and not for any other use or benefit of Manager or any other hotel or activity) there shall be included in Gross Revenue the usual charges for the goods and/or services given therefor in such trade and the same amount shall be deemed contemporaneously expended as Operating Expenses for such goods and/or services received; and if the goods and/or services received in a particular trade are, to any extent, for the use or benefit of Manager and/or any other hotel or activity (and not exclusively for the benefit of any of the Hotels), Manager shall pay to the Hotels the usual charges for the goods and/or services given by the Hotels in such trade (and such payment shall be included in Gross Revenue), and if any of the goods or services so received are used by or for the benefit of the Hotels, the entire amount so paid by Manager shall be equitably allocated among the Hotels and all other hotels or activities benefiting therefrom in a manner similar to the allocation of costs of marketing and of general management services, and the portion thereof fairly allocable to the Hotels shall be reimbursed to Manager as operating expense.

            g. The Hotels shall participate in the existing "Doubletree" cookie program. The Hotels shall participate in such other promotional programs (e.g., frequent flyer programs, etc.) as may, from time to time, be included in the operational standards applicable to the Hotels. The cost and expense of such programs will be borne by all participating hotels in a fair and equitable manner, as reasonably determined by Manager, and will be in addition to the other fees and charges payable by such hotels.

        2.8 Regional Cooperative Marketing. Manager shall make available to the Hotels, and the Hotels shall participate in, such regional cooperative advertising and marketing programs involving other Affiliated Hotels as Manager deems appropriate based upon geographical and market considerations relevant to the Hotels. The costs of participating in such programs shall be allocated equitably among the Hotels and the Affiliated Hotels participating therein, and Manager shall endeavor to ensure that the Hotels and all such Affiliated Hotels receive an equitable share of the benefits derived therefrom. The regional cooperative advertising and marketing programs described in this Section 2.8 shall provide advertising and other marketing activities in addition to National Sales, Business

Promotion and Reservations Services and other advertising and marketing activities of the Hotels, and the charges for such programs shall be in addition to the National Sales, Business Promotion and Reservations Assessment and charges for other advertising and marketing activities of the Hotels, if any. Notwithstanding the foregoing, the maximum charge per Hotel shall not exceed one-half of one percent (1/2%) of Gross Room Sales per month (the "Regional Maximum Amount"); provided however, that if all of the hotels participating in a regional cooperative advertising and marketing program (including any Hotels) agree to a charge per hotel that exceeds one half of one percent (1/2%) of Gross Room Sales per month, then the Regional Maximum Amount shall be the maximum amount agreed to by such hotels.

        2.9 Manager's Computer Software.

            a. Manager (or a Manager Affiliate) has developed confidential computer software programs ("Confidential Software") for use at various hotels managed by Manager. The Confidential Software is used in all of the Hotels. Manager shall make additional or newly developed Confidential Software available to Westboy for use at the Hotels using the Confidential Software for a user fee based on the cost (without mark-up for profit) of development of the Confidential Software programs which cost shall be allocated to the Hotels using the Confidential Software based on the ratio of the number of rooms in the Hotels using the Confidential Software to the total number of rooms in the Affiliated Hotels using the Confidential Software. Westboy acknowledges that such basis may change during the term of this Agreement if Manager determines in its sole but good faith judgment that another basis of allocation may more fairly distribute the costs of such services, and Westboy agrees to any such change provided it is applied to all other Affiliated Hotels situated in the United States and that the changes are not made on a basis which results in a discriminatory effect on the Hotels.

            b. Westboy acknowledges Manager's proprietary interest in the Confidential Software and neither Westboy nor Westboy's employees shall at any time, directly or indirectly, disclose, disseminate, reproduce, appropriate or otherwise make a claim of interest concerning such Confidential Software. Westboy shall not be permitted to use said Confidential Software at any location other than the Hotels and in the event this Agreement is terminated for any reason whatsoever, this paragraph shall survive said termination. Following termination of this Agreement, Westboy and its successors in interest may continue to use at the Hotels all Confidential Software in use at the Hotels immediately prior thereto for a period not to exceed six (6) months during the transition to new management.

        2.10 Manager's Charge Card. Manager may, from time to time, at its sole discretion, implement a charge card system for the convenience of guests and for the promotion of the Affiliated Hotels. At any time when such a charge card system is in effect, Manager shall make such system available to the Hotels, and Westboy hereby authorizes Manager to accept such charge card and all other charge or credit cards designated by Manager for all Hotel charges authorized in accordance with Manager's credit card billing policies, as amended from time to time. Manager shall retain the right, at any time and from time to time during the term of this Agreement, to discontinue utilization of its charge card system.

        2.11 Hotel Retail Space. Manager shall either operate the Hotel Retail Space or negotiate and sign on behalf of Westboy leases, licenses and concession agreements covering the Hotel Retail Space, and shall thereafter administer said leases, licenses and concession agreements on behalf of Westboy. Any Hotel Retail Space may be leased to a Manager Affiliate provided that such lease is on terms and conditions no less favorable to Westboy than those which would otherwise be available from third parties. Manager shall not enter into or renew leases for any space in the Hotels, other than Hotel Retail Space, without Westboy's prior written consent. Manager agrees to submit to Westboy for its prior approval, the form of any new leases or renewals of existing leases for any space in the Hotels, and Westboy shall have the right to disapprove (and Manager will not thereafter enter into) any such lease if the lease is based on net income or profits of any tenant or on other terms that may, in the reasonable and good faith judgment of Westboy, cause Westboy to be in violation of Article XVIII of the Percentage Lease.

        2.12 Affiliated Companies. In providing the services required to be performed by it under this Agreement, Manager may from time to time use the services of Manager Affiliates; provided, however, that there shall be no changes in the compensation or reimbursements owing by Westboy hereunder and Manager shall remain fully liable to Westboy to fulfill the obligations hereunder. Subject to the immediately preceding sentence, if rather than arrange for a third party to provide goods or services for the Hotels, Manager shall contract with a Manager Affiliate for such goods or services, then any such contracts shall be on terms and conditions which are in the aggregate no less favorable than those which would otherwise be available from third parties for comparable quality.

        2.13 Costs and Expenses. Westboy shall pay Manager for all costs and expenses incurred by Manager under the terms and provisions of this Article II (without mark-up for profit for costs and expenses incurred under this Section 2.13), including, but not limited to the following:

            a. The salaries and wages, including costs of payroll taxes, bonuses, retirement plan contributions, fringe benefits, and related payroll items incurred with respect to the Hotel Personnel assigned to the Hotels on a full-time basis and the moving and related expenses (in accordance with Manager's standard policies, as amended from time to time by Manager) incurred in connection with relocating any salaried Hotel Personnel assigned to the Hotels on a full-time basis. Hotel Personnel shall be deemed to be assigned to the Hotels on a full-time basis even though they may have assumed supervisory responsibilities at other hotels managed by Manager or participate in other Manager related activities on a limited basis. In the event that Hotel Personnel are assigned to work on a day-to-day basis at the Hotels and another hotel managed by Manager in a shared employee program, then the payments under this Section 2.13(a) shall be equitably prorated among said hotels on the basis of the amount of time devoted to each hotel;

            b. Travel and out-of-pocket expenses incurred directly in connection with the management of the Hotels by Manager's operations personnel, food and beverage division personnel, rooms division personnel, marketing division personnel, systems division personnel, financial services division personnel, design and construction division personnel, insurance division personnel, other executive staff personnel, and those personnel assigned to the special projects under Section 2.6, but only when a specific event or circumstance at a Hotel directly dictates the need for such attention, and excluding general supervision or oversight and corporate or central office administration or overhead; and

            c. Charges for the Hotels' pro rata cost of the standard and customary Manager group services accepted by other Affiliated Hotels, including but not limited to services provided by Manager's operations personnel, food and beverage division personnel, rooms division personnel, marketing division personnel, systems division personnel, financial services division personnel, design and construction division personnel, insurance division personnel and other executive staff personnel, attendance at Manager's annual management and other conferences, and operating handbooks, manuals and forms, but excluding general supervision or oversight and corporate or central office administration or overhead, which charges shall be allocated to the Hotels on the basis of the ratio of the number of rooms in the Hotels to the total number of rooms in the Affiliated Hotels. Westboy acknowledges that such basis may change during the term of this Agreement if Manager determines, in its sole but good faith judgment, that another basis of allocation may more fairly distribute the costs of such services, and Westboy agrees to any such change provided it is applied to all other Affiliated Hotels situated in the United States and that the changes are not made on a basis which results in a discriminatory effect on the Hotels.

        2.14 Termination Agreement. Westboy shall not be responsible or liable for any of the obligations of Red Lion Inns Operating L.P. arising under the Termination Agreement or the management agreement terminated thereby.

                                   ARTICLE III

                  MANAGEMENT FEES AND DISTRIBUTION OF CASH FLOW

        3.1 Definitions of Gross Revenue, Gross Operating Profit, Adjusted Gross Operating Profit and Cash Flow Available for Incentive Fee.

            a. As used in this Agreement, the term "Gross Revenue" shall mean, in accordance with the Uniform System, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Westboy or Manager for the use, occupancy or enjoyment of the Hotels, or any part thereof, or received by Westboy or Manager for the sale of any goods, services or other items sold on or provided from the Hotels' premises in the ordinary course of the Hotels' operation, including without limitation: (i) all income and proceeds received from rental of rooms and commercial and other space within the Hotels including net parking revenue; (ii) all income and proceeds received from food and beverage operations and from catering services conducted from the Hotels even though rendered outside of the Hotels; (iii) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Hotels (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (iv) all awards for condemnation for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof); and (v) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in "Gross Revenue" if received in the ordinary course of the Hotels' operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof). Such term shall not include: (1) gross receipts received by lessees, licensees or concessionaires of the Hotels; (2) consideration received at the Hotels for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Hotels' operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Hotels as part of or based on the sales receipts, room, admission, cabaret or equivalent taxes; (5) condemnation awards (except to the extent provided in clause (d) of this paragraph); (6) bad debt reserves, subject to adjustment; (7) gratuities collected by Hotel employees; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Hotels, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Hotels' premises in the ordinary course of business; and (10) interest and income on any funds standing from time to time in the Hotels' agency or reserve accounts.

            b. As used in this Agreement, the term "Operating Expenses" shall mean all reasonable costs and expenses of maintaining, conducting and supervising the operation of the Hotels (which costs and expenses do not include depreciation and amortization except as otherwise provided in this Agreement, any rent payable by Westboy either in respect of the Hotels, the Furniture, Fixtures and Equipment, the Operating Supplies, or any part of the foregoing, except as otherwise provided in this Agreement, and the costs of any other things specified herein to be done or provided at Owner's or Manager's sole expense) incurred by Westboy or by Manager directly or at Westboy's or Manager's request pursuant to this Agreement or as otherwise specifically provided herein which are properly attributable to the period under consideration under Manager's system of accounting, including without limitation:

               (i) The cost of all food and beverage sold or consumed and of all
            Inventories and Operating Supplies placed in use. For purposes of this provision, Inventories and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Hotels to the appropriate operating departments;

               (ii) Salaries and wages of Hotel personnel, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving executive personnel, their families and their belongings to the area in which the Hotel is located at the commencement of their employment at the Hotel and all other expenses not otherwise specifically referred to in this section which are referred to as "Administrative and General Expenses" in the Uniform System. Except as herein otherwise expressly provided with respect to employees regularly employed at the Hotels, the salaries or wages of other employees or executives of Manager shall in no event be Operating Expenses, but they shall be entitled to free room and board and the free use of all Hotel facilities at such times as they visit the Hotels exclusively in connection with the management of the Hotels;

               (iii) The cost of all other goods and services obtained by
            Manager in connection with its operation of the Hotels, including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment and such other equipment as the parties hereto may agree upon in writing;

               (iv) The cost of repairs to and maintenance of the Hotels;

               (v) Insurance premiums for insurance related to Hotel employees and for insurance required to maintained hereunder other than insurance premiums relating to fire, extended coverage and business interruption insurance policies.

            Premiums on policies for more than one year will be prorated over the period of insurance and premiums under blanket policies will be allocated among properties covered;

               (vi) All taxes, assessments and other charges (other than
            federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Operator with respect to the operation of the Hotels, and water and sewer charges. Specifically excluded from this item are all taxes levied or imposed against the Hotels or their contents, such as real and personal property taxes;

               (vii) Legal and accounting fees for services directly related to the operation of the Hotels;

               (viii) The costs and expenses of technical consultants and specialized operational experts for specialized services in connection with nonrecurring work on operational, functional, decorating, design or construction problems and activities; and

               (ix) All expenses for advertising the Hotels and all expenses of sales promotion and public relations activities.

            c. As used in this Agreement, the term "Gross Operating Profit" shall mean the excess, if any, of Gross Revenue over Operating Expenses.

            d. As used in this Agreement, the term "Adjusted Gross Operating Profit" shall mean the excess, if any, of Gross Operating Profit over the Base Fee.

            e. As used in this Agreement, the term "Cash Flow Available for Debt Service" shall mean the Adjusted Gross Operating Profit from operations of the Hotels for the applicable Operating Year determined in accordance with the provisions of this Agreement less the sum of the following (whether such sums are paid for by Owner or Westboy):

               (i) All taxes, including but not limited to ad valorem taxes on real property and personal property taxes, but excluding taxes based upon income of Westboy;

               (ii) Insurance premiums relating to fire, extended coverage and business interruption insurance policies;

               (iii) Rentals under any leases of real property and rentals under any leases of personal property; and

                  (iv) The Base FFE Reserve, plus one-half of one percent (1/2%) of Gross Revenues.

            f. As used in this Agreement, the term "Cash Flow Available for Incentive Fee," shall mean the excess, if any, of Cash Flow Available for Debt Service over the Current Priority Amount.

        3.2 Management Fees. In addition to charges and reimbursement as provided for in Section 2.13, Manager shall retain out of Gross Revenues the following fees for the services to be provided by Manager pursuant to Article
II:

            a. An annual minimum management fee ("Base Fee") equal to three percent (3%) of annual Gross Revenue. The Base Fee for each Operating Year shall be paid monthly based upon the Gross Revenue for the Operating Year to date less the Base Fee paid to date.

            b. In addition to the annual Base Fee provided for in Section 3.2(a), an annual incentive management fee ("Incentive Fee") equal to the lesser of (A) fifteen percent (15%) of the Adjusted Gross Operating Profit up to the Operating Profit Target and twenty-five percent (25%) of Adjusted Gross Operating Profits in excess of the Operating Profit Target or (B) subject to the accrual set forth in Section 3.2(c) below, the Cash Flow Available for Incentive Fee. The Incentive Fee (i) shall be paid on a cumulative basis for each Operating Year as set forth in the monthly operating statements, (ii) shall be payable only after payment of the Current Priority Amount on a cumulative basis for each Operating Year and shall be promptly repaid by Manager if any monthly statement shows that Incentive Fee has been overpaid.

            c. Subject to Section 3.2(d), if Cash Flow Available for Incentive Fee is, from time to time, insufficient to pay the entire Incentive Fee as calculated pursuant to Section 3.2(b)(A), then, to the extent of such deficiency, said Incentive Fee shall be accrued without interest up to a maximum accrual of $6,000,000. Such accrued Incentive Fee shall be paid by Westboy to Manager from twenty-five percent (25%) of the Cash Flow Available for Incentive Fee remaining after payment of the current Incentive Fee.

            d. At Manager's sole written election, any amount of Incentive Fee which would otherwise be accrued pursuant to Section 3.2(c), shall be paid currently by Westboy (the amount so paid to Manager being referred to herein as "Advanced Incentive Fee Payments"). In no event, however, shall the sum of the then outstanding amounts of the Advanced Incentive Fee Payments plus the then outstanding accrued Incentive Fees exceed $6,000,000. If Manager makes such election, then:

               (i) Manager shall pay monthly to Westboy interest on the then outstanding amount of Advanced Incentive Fee Payments at the Deferred Interest Rate;

               (ii) At Manager's written election, Manager may at any time, prepay to Westboy a portion or all of any Advanced Incentive Fee Payments received by Manager. The amount so paid by Manager shall thereafter be considered accrued Incentive Fees payable to Manager in accordance with this Section 3.2.

            e. If there are any accrued Incentive Fees and/or outstanding Advanced Incentive Fee Payments at the time of the sale or refinancing of one or more Hotels by Owner, Westboy shall, at the time of such sale or refinancing, pay to Manager an amount equal to the lesser of: (i) such accrued Incentive Fees, or (ii) an amount equal to the lesser of
        (A) $6,000,000, or (B) the amount of net proceeds of such sale or refinancing above the amount of Debt Allocated to the Hotels, as defined in Section 3.2(f), that was in effect immediately preceding such sale or refinancing, which are being sold or refinanced ("Net Proceeds"). Alternatively, if there are any outstanding Advanced Incentive Fee Payments at the time of the sale or refinancing of one or more Hotels by Owner, then, for the purposes of Section 3.2(d)(ii), Westboy shall be deemed to have been paid by Manager an amount equal to up to the first $6,000,000 of Net Proceeds on account of such outstanding Advanced Incentive Fee Payments (i.e., so that Manager shall have no further obligation to pay any interest payments to the extent of such retirement of Advanced Incentive Fee Payments), but the amount of such "deemed" payments shall not increase the amount of accrued Incentive Fees payable to Manager. If there are both accrued Incentive Fees and outstanding Advanced Incentive Fee Payments at the time of the sale or refinancing of one or more Hotels by Owner, then, at Manager's election, either or both of the first two sentences shall apply to accrued Incentive Fees and outstanding Advanced Incentive Fee Payments, as aforesaid, in such proportion as Manager shall determine, provided that in no event shall an amount equal to more than the first $6,000,000 of Net Proceeds be applied to this sentence. See Section 6.3(b) as to the effect of Westboy's election to increase the Annual Debt Service Priority Amount in connection with an Unsecured Loan, on accrued Incentive Fees and Advanced Incentive Fee Payments.

            f. "Debt Allocated to the Hotels" shall initially be as allocated under the Existing Mortgage. If, after the Commencement Date, Owner obtains appraisals (from an independent appraiser which is reputable and experienced in appraising hotel values) of the value of the Hotels for use in connection with an Approved Mortgage (other than a Nondisturbance Mortgage), then the Debt Allocated to Hotels shall be allocated according to the values set forth in such appraisals. If, after the Commencement Date, Owner places any Approved Mortgage (other than a Nondisturbance Mortgage) on the Hotels and no such appraisals are obtained, then the Debt Allocated to the Hotels shall be determined by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Operating Year, to the Gross Operating Profit generated by all Hotels for such Operating Year, multiplied by the principal amount of the Approved Mortgage(s). If Owner exercises its right, pursuant to Section 6.3, to increase the subordination of the Incentive Fees in connection with an Unsecured Loan, or if Owner places a Nondisturbance Mortgage, in either case with respect to which appraisals are obtained, then the Debt Allocated to the Hotels shall be determined by allocating the Maximum Principal Amount according to (or in proportion to, if the debt is in excess of the Maximum Principal Amount) the values set forth in such appraisals; if appraisals are not obtained, then the Debt Allocated to the Hotels shall be determined by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Operating Year, to the Gross Operating Profit generated by all Hotels for such Operating Year, multiplied by the Maximum Principal Amount.

        3.3 Place of Payment. All fees and payment of expenses payable to Manager under Article III shall be retained by Manager out of Gross Revenues or, with respect to payments of accrued Incentive Fee out of Net Proceeds, remitted to Manager by or on behalf of Westboy as Manager shall designate in writing to Westboy.

        3.4 Westboy's Obligation to Provide Funds to Pay Fees and Expenses; Financing Program. If, at any time during the term of this Agreement, the funds available from the operation of the Hotels for the payment of all financial requirements of the Hotels, including any of the fees and the costs and expenses specified in Articles II or III (other than accrued Incentive Fee), shall be insufficient to pay the same as they become due and payable, Westboy shall make deposits of sufficient funds into the Hotels' bank accounts established under
Section 3.5 in order to make such payments. If Westboy fails to make such deposits and there are fees earned and expenses outstanding for which Manager and/or Manager Affiliates have not been paid, said fees and expenses shall accrue interest at the annual rate of the lesser of (a) the Prime Rate in effect from time to time, plus one percent (1%) per annum computed on the first day of each month, or (b) the maximum annual interest rate allowable under applicable law.

        3.5 Hotel Bank Accounts. Manager shall select all banks with which each Hotel shall conduct its various banking affairs.

        All funds received in the operation of each Hotel shall be deposited into one or more special accounts bearing the name of such Hotel in a bank so selected having a branch reasonably convenient to such Hotel and having a capital and surplus of not less than Five Million Dollars ($5,000,000.00). Each Hotel's operating expenses shall be paid out of its special accounts or such other accounts as may be maintained for Westboy, as well as Manager's fees, payroll expenses and other expenses to be paid to or reimbursed to Manager and Manager Affiliates for such Hotel in accordance with the terms and provisions of this Agreement. Neither Manager nor Westboy shall commingle any separate funds in such accounts.

        3.6 Withdrawals from Hotel Bank Accounts. Checks or other documents of withdrawal from the Hotel bank accounts established pursuant to Section 3.5 may be made for any purpose authorized under this Agreement and shall be signed by duly authorized representatives of Manager.

        3.7 Remittances to Westboy. Concurrently with delivery of the monthly statements required pursuant to Section 2.4(b), Manager shall remit to Westboy all sums in the Hotels' bank accounts established pursuant to Section 3.5 in excess of the amounts required to maintain sufficient Working Capital for the Hotels for the next month. All such amounts shall be transferred to Westboy's account maintained at the bank where the said account is maintained, or at such other place as Westboy may from time to time designate.


                                   ARTICLE IV

                              TERM AND TERMINATION

        4.1 Term of Agreement; Option to Extend. The services to be provided by Manager under this Agreement shall commence on the Commencement Date and shall terminate, unless sooner terminated as provided in this Agreement, on April 5, 2012. Notwithstanding the foregoing, in the event that the merger contemplated by the Agreement and Plan of Merger of even date herewith by and among Red Lion Inns Limited Partnership, Boykin Lodging Company, and other parties thereto (the "Merger Agreement"), is not completed on or before December 31, 1998, and the Percentage Lease is terminated by Westboy as of December 31, 1998, then this Agreement shall automatically terminate as of December 31, 1998, with no further action by either Party; no termination fees or charges will become payable with respect thereto; and in no event shall either Party be liable for money damages or be entitled to any remedy, at law or in equity. If this Agreement is not terminated pursuant to the immediately preceding sentence, Manager shall have the right to extend the term of this Agreement by not less than six (6) months' prior written notice to Westboy during the then current term for up to ten (10) consecutive extended terms of five (5) years each.

        4.2 Events of Termination. In addition to Articles VI, VII, VIII and IX pertaining to the termination of this Agreement with respect to one or more Hotels, if at any time during the term of this Agreement any of the following events ("Event of Termination") shall occur, then the nondefaulting Party may, at its option, provided that such Event of Termination has not been cured, terminate this Agreement by giving notice to the other party ("Notice of Termination") specifying a date, not earlier than thirty (30) days after the giving of such notice, when this Agreement shall terminate:

            a. if Manager or Westboy shall breach any material representation, warranty or covenant contained in this Agreement, or shall default in the performance of any such obligation hereunder, and such breach or default shall not be cured within thirty (30) days following notice thereof ("Notice of Default"); provided, however, that an Event of Termination shall not exist with regard thereto if such breach or default is not attributable to a failure to pay any sums due under this Agreement and such Event is curable but it is not possible to cure such breach or default within said thirty (30) day period, so long as the defaulting party commences to cure such breach or default within said period and thereafter proceeds diligently and in good faith to complete the cure;

            b. if a court of competent jurisdiction has entered a final, non-appealable judgment finding Manager liable for actual fraud, gross negligence or willful and wanton misconduct in its dealings with Westboy hereunder;

            c. if Manager or Westboy shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent, or take any action looking toward dissolution;

            d. if any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Manager or Westboy by any court of competent jurisdiction, approving a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation with respect to Manager or Westboy, or appointing a receiver, trustee or liquidator of all or a substantial part of Manager's or Westboy's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive); or

            e. if a final judgment (that is, a judgment affirmed on appeal to a court of last resort or after the expiration of any period to appeal) not fully covered by insurance shall be rendered against Manager or Westboy which, with other outstanding final judgments (defined as aforesaid) against such party not fully covered by insurance exceed an aggregate of One Hundred Thousand Dollars ($100,000.00), and such final judgment or judgments shall continue undischarged and unsettled for an aggregate of sixty (60) days (whether or not consecutive).

            f. if a breach or default by DTM of its obligations under Sections
        10.19 or 10.20 or by Doubletree of its obligations under Section 10.21 shall occur, and such breach or default shall not be cured within thirty
        (30) days following Notice of Default; provided, however, that an Event of Termination shall not exist with regard thereto if such breach or default is not attributable to a failure to pay any sums due under this Agreement and such Event is curable but it is not possible to cure such breach or default within said thirty (30) day period, so long as the defaulting party commences to cure such breach or default within said period and thereafter proceeds diligently and in good faith to complete the cure. If an event described in this subsection shall occur, Westboy shall be considered the nondefaulting party.

            Subject to Section 2.3(a) and Section 10.22, if this Agreement is terminated based upon an Event of Termination, the non-defaulting party shall be entitled to recover any damages which it can demonstrate based upon such termination.

        4.3 Actions to be Taken on Termination. Upon any termination of this Agreement pursuant to this Article IV, the following shall be applicable:

            a. The Financial Statements required pursuant to Section 2.4(c) shall be prepared as of the date of such Termination, with all costs and expenses thereof to be borne by the defaulting Party.

            b. Within thirty (30) days after the delivery of the Financial Statements referred to in Section 4.3(a), Westboy shall pay Manager all fees and other payments earned or due under the terms and provisions of this Agreement.

            c. Manager shall peacefully vacate and surrender the Hotels to Westboy.

            d. Manager shall purchase from Westboy, for a purchase price equal to fair market value, but not exceeding cost, all unbroken cases of Operating Supplies then on hand at the Hotels or ordered or purchased and which bear the identification of Manager. Notwithstanding the provisions of Section 10.2(b), Westboy may continue to use in connection with the Hotels any and all items of Operating Supplies or other products or items then on hand bearing the identification of Manager which are not repurchased by Manager or Westboy, but shall not reorder any such items.

            e. Manager shall assign and transfer to Westboy:

               (i) all Westboy's books and records respecting the Hotels in the custody and control of Manager, including but not limited to those provided for in Section 2.4; and

               (ii) all Manager's right, title and interest in and to all liquor, restaurant and other licenses and permits, if any, used by Manager in the operation of the Hotels; provided, however, that if Manager has expended any of its own funds in the acquisition of such licenses or permits, Westboy shall reimburse Manager therefor if Westboy requests such assignment and transfer of such licenses and permits.

            f. Manager shall release and transfer to Westboy any of Westboy's funds held or controlled by Manager, including any funds in any Hotel bank accounts.


                                   ARTICLE V

                                   INSURANCE

        5.1 Insurance by Manager.

            a. Subject to Section 5.1(b), Manager shall, at all times during the term of this Agreement and at Westboy's cost and expense, maintain insurance coverage on the Hotels and the business conducted therein substantially similar to that maintained for other Affiliated Hotels. Such insurance includes, as of the date hereof:

               (i) comprehensive general liability insurance which has been endorsed to include premises operations, elevators, independent contractors, blanket contractual, products liability, personal injury (including contractual), broad form property damage, fire legal liability, host liquor liability (including the loss of means of support), liquor liability, innkeepers liability (including safety deposit box liability) and comprehensive automobile liability including all owned, hired, leased or substituted vehicles, and garagekeepers, legal liability, against the claims for personal and bodily injury or death and property damage occurring upon, in or about the Hotels, any adjoining streets and passageways thereof, or otherwise arising under this Agreement;

               (ii) appropriate workers' compensation and employer's liability insurance as shall be required by and be in conformance with the laws of any state where a Hotel is located for both Westboy's and Manager's employees at the Hotels;

               (iii) insurance against "all risks" of loss or damage, including, to the extent available at reasonable cost, earthquake and flood, available under commercial property insurance policies with licensed insurance companies in amounts not less than the then current full insurable value of each Hotel building and its contents. As used herein, the term "full insurable value" shall mean the actual replacement cost of each Hotel building and its contents;

               (iv) boiler and machinery insurance on boilers, pressure vessels and other machinery, including power interruption coverage in amounts equal to or greater than the coverages maintained at other Affiliated Hotels or such other amounts as shall be agreed to by Manager and Westboy; and

               (v) business interruption insurance covering risk of loss due to an insured peril described in Sections 5.1(a)(iii) and 5.2(a)(iv) hereof, including any loss or damage to a Hotel structure, its contents, boiler, pressure vessels or machinery and any resulting damage thereby rendering such Hotel premises untenantable or the services to be provided by such Hotel unmarketable causing a loss of business.

            b. If the insurance referred to in Section 5.1(a) could be obtained by Westboy at lesser premiums and otherwise on terms and conditions more advantageous to Westboy, then Westboy may, upon notice to Manager, obtain such insurance for its own account. Such notice must be received by Manager prior to the Commencement Date if it is to become effective on the Commencement Date, or six (6) months prior to the effective date of said insurance following the Commencement Date, as the case may be; provided, however, that Manager shall in all events, at Westboy's cost and expense, maintain appropriate worker's compensation and employer's liability insurance for Manager's employees at the Hotels as described in Section 5.1(a)(ii) and provided, further, that if Westboy elects to provide the coverage under Section 5.1(a)(ii) for Westboy's employees (if any) at the Hotels, Manager shall nevertheless provide the said coverage for Manager's employees at the Hotels.

        5.2 Parties Insured, Amount of Coverage, Etc. All insurance policies provided for in Section 5.1 shall include:

            a. Manager, Owner and Westboy as parties insured thereunder, as their interests may appear;

            b. except as otherwise expressly stated herein, such amount of coverage and deductibles shall be in amounts established by Manager for all Affiliated Hotels or in such greater amounts as Westboy shall require to protect Westboy from material risk of being a co-insurer;

            c. where appropriate, mortgagee endorsements in favor of Approved Mortgagee(s);

            d. where appropriate (including but not limited to the insurance provided for in Section 5.1(a), the insurer's waiver of subrogation rights against Manager for all insurance policies procured by Westboy and the insurer's waiver of subrogation rights against Westboy for all insurance policies procured by Manager; and

            e. a requirement that the insurer provide at least ten (10) days' notice of cancellation or material change in the terms and provisions of the policies.

        5.3 Evidence of Insurance, Etc.

            a. Prior to the effective date of the applicable coverages, the party obtaining the insurance coverages under Section 5.1 shall provide the other party with certified copies of policies for such insurance or certificates of insurance. Prior to the expiration date of all such policies, the party obtaining said insurance shall provide the other party with a binder, certified copies of renewal policies, or certificates of insurance. On the termination of this Agreement, there shall be an apportionment of any prepaid transferable insurance premiums in respect of insurance policies obtained by Manager pursuant to Section 5.1(a).

            b. On request, each party shall furnish the other with a schedule of insurance obtained by them under Section 5.1, listing the policy numbers of the insurance obtained, the names of the companies issuing such policies, the names of the parties insured, the amounts and expiration date or dates of such policies and the risks covered thereby.

        5.4 Reports by Manager. Manager shall promptly:

            a. cause to be investigated all accidents and claims for damage relating to the operation and maintenance of any Hotel as they become known to Manager, and shall report to Westboy any such incident which is material;

            b. cause to be investigated all damage to or destruction of any Hotel as it becomes known to Manager, and shall report to Westboy any such incident which is material, together with the estimated cost of repair thereof; and

            c. Prepare any and all reports required by any insurance company as the result of an incident mentioned in Sections 5.4(a) and 5.4(b).

        5.5 Review of Limits. All insurance policy limits provided pursuant to this Article V shall be reviewed by the Parties each three (3) years following the Commencement Date, or sooner if reasonably requested by either Party, to determine the suitability of such insurance limits in view of exposures reasonably anticipated over the following three (3) years; provided, however, that insurance policy limits may not be reduced to an amount lower than that in effect for all Affiliated Hotels except by mutual consent of the Parties.

        5.6 Limitation on Scope of Services. Westboy acknowledges that in arranging for insurance coverages under this Article V nothing contained herein or therein shall be deemed to constitute a representation or warranty by Manager or any insurance broker utilized by Manager with regard to the nature or extent of the insurance coverages which should be considered by Westboy for the ownership and operation of the Hotels, and Westboy is to rely exclusively on its own insurance advisors with regard thereto.


                                   ARTICLE VI

                            SUBORDINATION; MORTGAGES

        6.1 Prohibition Against Mortgaging Hotels or Leasehold Estate. Except as set forth in this Article VI, no mortgages, deeds of trust, liens, or other encumbrances to secure borrowed money may be placed on the Hotels. Westboy shall not mortgage or otherwise encumber its leasehold estate in the Hotels. The limitation in this Section shall not prohibit estoppels, subordinations, assignments and other customary certificates, agreements and instruments that may be necessary or required by an Approved Mortgagee in support of indebtedness of Owner.

        6.2 Fee Mortgages.

            (a) Westboy covenants with Manager to enforce (and not amend) the provisions of Section 32.1 of the Percentage Lease (relating to mortgaging of the fee estate in the Hotels), for the benefit of Manager. Manager shall have the right to exercise Westboy's approval rights under
        Section 32.1 of the Percentage Lease (and Westboy covenants not to exercise such approval rights without obtaining Manager's prior written consent). Any mortgage approved thereunder shall constitute an "Approved Mortgage" and shall be subject to the provisions of Section 3.2(e).
        Section 32.1 of the Percentage Lease is attached as Exhibit C hereto.

            (b) In the event that Westboy or any successor thereto ever becomes a fee owner of a Hotel, or if, pursuant to the Owner Agreement, this form of Management Agreement is used as the basis of an agreement to manage any of the Hotels between Manager and any other owner of the fee interest in such Hotels, then Westboy, such successor, or such fee owner, as the case may be, agrees to recognize and be bound by the provisions of said Section 32.1 (which provisions shall be incorporated in the management agreement in question) with the following understandings:

               (i) The term "Lessor" shall be deemed to refer to the fee owner of the Hotel(s):

               (ii) The term "Lessee" shall be deemed to refer to Manager:

               (iii) The term "Fiscal Year" shall be defined as an Operating
            Year.

               (iv) The term "Cash Flow Available for Debt Service for the most recent Fiscal Year less the Incentive Amount" shall be defined as Cash Flow Available for Debt Service for the most recent full Operating Year less the Incentive Fee (without any accrual or limitation based on Cash Flow Available for Incentive Fee).

               (v) The term "Existing Mortgages" shall be defined as the
            mortgages, deeds of trust, security agreements or other encumbrances affecting the Hotels and existing as of the date of this Agreement.

               (vi) The term "Existing Indebtedness" shall be defined as the indebtedness secured by the Existing Mortgages.

        6.3 Subordination. Manager agrees that this Agreement shall be subject and subordinate to any Approved Mortgage, and Manager acknowledges and agrees that in the event of a foreclosure by an Approved Mortgagee under an Approved Mortgage (other than a Nondisturbance Mortgage), or a deed in lieu of foreclosure to an Approved Mortgagee under an Approved Mortgage (other than a Nondisturbance Mortgage), such Approved Mortgagee shall have the right to terminate this Agreement with respect to any Hotel(s). Manager further agrees that any Incentive Fees payable hereunder and any amounts payable under the last paragraph of Section 4.2 (except for amounts payable under this Agreement (other than Incentive Fees) that have accrued up to, but not including, the time of termination) are subject and subordinate to, at the option of Westboy or Owner, as the case may, debt service and rent payable under the Percentage Lease up to the Annual Debt Service Priority Amount, as hereinafter defined. Initially, the Annual Debt Service Priority Amount shall be $11,609,000. Manager agrees to execute in favor of an Approved Mortgagee a subordination agreement with reasonable and customary terms not inconsistent with this Agreement. The "Annual Debt Service Priority Amount" either in connection with the placing of an Approved Mortgage on the Hotels or in connection with unsecured debt borrowed by the fee owner of the Hotels, shall be adjusted as follows:

            a. If, in accordance with the provisions of Section 32.1 of the Percentage Lease, Owner places any Approved Mortgage on the Hotels, then the Annual Debt Service Priority Amount shall be adjusted to equal fifty percent (50%) of an amount equal to the Cash Flow Available for Debt Service for the most recent full Operating Year at the time that the Approved Mortgage was placed less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive
        Fee). The provisions of Section 3.2(e) shall apply to any Approved Mortgage.

            b. If there is no Approved Mortgage on the Hotels and if Westboy desires to increase the Annual Debt Service Priority Amount in connection with an unsecured loan ("Unsecured Loan") entered into by Owner, then Westboy may, by written notice given to Manager at the time that such Unsecured Loan is entered into, adjust the Annual Debt Service Priority Amount to equal fifty percent (50%) of an amount equal to the Cash Flow Available for Debt Service for the most recent full Operating Year at the time the Unsecured Loan was procured less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive Fee), provided that, if Westboy requests an adjustment under this subsection: (i) an amount equal to the proceeds of such Unsecured Loan, up to the Maximum Principal Amount, shall, for the purposes of
        Section 3.2(e), be considered to be the proceeds of loan secured by an Approved Mortgage, and (ii) simultaneously with the giving of such notice Westboy pays to Manager any accrued Incentive Fees and/or acknowledges that an amount equal to the Net Proceeds of such Unsecured Loan have been applied to Advanced Incentive Fee Payments, in accordance with said Section 3.2(e).

            c. The Maximum Principal Amount shall be the highest principal amount for a loan which satisfies the following conditions: (i) the loan-to-value ratio (i.e., the ratio of the Maximum Principal Amount to the value of the Hotels) is no greater than 54%, (ii) Cash Flow Available for Debt Service for the most recent full Operating Year less the Incentive Fee (without any accrual or limitation based upon Cash Flow Available for Incentive Fee) is at least two hundred percent (200%) of the Deemed Debt Service, and (iii) with respect to an Unsecured Loan, such Unsecured Loan is otherwise on ordinary and normal terms for the type of lender making the loan. The Parties agree that the Cash Flow Available for Debt Service for the most recent full Operating Year is $23,217,000.

            d. In the event a Hotel becomes an Excluded Hotel, the Annual Debt Service Priority Amount shall be reduced by the product of (x) such amounts existing immediately before the subject Disposition and (y) a fraction, the numerator of which is the Adjusted Gross Operating Profit for the immediately preceding three calendar years (or such lesser period for which results of operation of the Hotels hereunder are available) for the Excluded Hotels and the denominator of which is the Adjusted Gross Operating Profit of all of the Hotels managed under this Agreement immediately before such Disposition for such period.

        6.4 Rights of Mortgagee. If Westboy or any Approved Mortgagee shall have furnished to Manager the name and address of such Approved Mortgagee, then so long as any Hotel, or any part thereof or any interest therein, shall be subject to the Approved Mortgage, the following shall be applicable:

            a. Manager shall, simultaneously with the giving to Westboy of any Notice of Default or Notice of Termination under this Agreement, send a copy of such Notice to such Approved Mortgagee in the manner provided in
        Section 10.6 for the giving of notices, and no Notice of Default or Notice of Termination given by Manager to Westboy shall be effective unless a copy of such Notice shall have been sent as herein provided.

            b. If, under Section 4.2, a default by Westboy shall have occurred and be continuing so as to constitute an Event of Termination, Manager shall not be entitled to terminate this Agreement so long as no other default shall have occurred and be continuing (other than those which are being cured as provided for in this Agreement), if within thirty
        (30) days after Manager shall have given to Approved Mortgagee the Notice of Termination, such Approved Mortgagee shall cure such default respecting the payment of money, or, for any other default, shall within such thirty (30) day period, commence and thereafter proceed with diligence and good faith to cure such other default.

            c. Upon reasonable advance notice from such Approved Mortgagee, Manager shall accord to it and its agents the right to enter upon any part of the Hotels at any reasonable time during the term of this Agreement for the purpose of examining, inspecting or making extracts from the books and records of the Hotels.

            d. If such Approved Mortgagee or any person or entity other than a person or entity who competes with Manager shall become the owner of any Hotel as a result of any foreclosure or a bona-fide conveyance in lieu of foreclosure, Manager shall have no right or power to terminate this Agreement, and shall recognize such Approved Mortgagee or such other person or entity as Owner to the same extent as though it or they had been Owner hereunder as of the execution of this Agreement; provided, however, that such Approved Mortgagee or such other person or entity shall agree in writing with Manager to be bound by the terms and provisions of this Agreement to the same extent as if such Approved Mortgagee or such other person or entity had been an original Party hereto.

        6.5 Estoppel Certificates. Manager agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Westboy, Owner or an Approved Mortgagee, to execute, acknowledge and deliver to such Approved Mortgagee a statement in writing certifying that this Agreement has not been modified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and specifying the modifications) and stating whether or not, to the best knowledge of Manager, there exists any default by Owner under this Agreement, including any Event of Termination, and, if so, specifying each such default of which Manager may have knowledge. Upon similar notice, Manager shall be entitled to a similar certificate from Owner.

                                   ARTICLE VII

                                   DESTRUCTION

        7.1 Westboy to Restore After Insured Casualty. Subject to Section 7.2, if all or any part of a Hotel shall be damaged or destroyed by a cause for which insurance coverage was required by this Agreement to be maintained by Westboy, then Westboy shall (or shall cause Owner to) repair, restore, replace or rebuild such Hotel ("Casualty Restoration") to the extent insurance proceeds are made available to Westboy for restoration as nearly as is reasonably possible to the value, condition and character of such Hotel immediately prior to the occurrence of such damage or destruction. Manager shall cooperate with Westboy in obtaining all insurance proceeds payable on account of such damage or destruction so that the same shall be available to Westboy (subject to the terms of any Approved Mortgage) as the Casualty Restoration progresses.

        7.2 Termination After Substantial Insured Casualty.

            a. If all or any part of a Hotel is damaged or destroyed to such an extent that the estimated cost of the Casualty Restoration exceeds fifty percent (50%) of the total replacement cost (without deduction for depreciation) of such Hotel then, if Westboy reasonably concludes that on the basis of the factors existing at the time of such casualty it would be uneconomic to repair and restore the Hotel, Westboy shall have the right to terminate this Agreement (other than the provisions of Section 9.3(a)) with respect to such Hotel by written notice to Manager given within sixty (60) days of such casualty. If Westboy elects to terminate this Agreement with respect to such Hotel, Westboy shall pay to Manager a termination fee equal to five (5) times the total Base Fee and Incentive Fee (without any accrual or limitation based on Cash Flow Available for Incentive Fee) earned by Manager with respect to the Hotel as to which Westboy has elected to terminate this Agreement for the most recent full Operating Year together with interest on such amount at the annual rate of interest from the date of casualty to the date of payment equal to Prime Rate plus one percent (1%); provided, however, if Westboy determines in its sole discretion that the value of the Hotel and all insurance proceeds payable with respect to such casualty will be less than the amount of the termination fee, Westboy may deliver its duly executed, acknowledged and recordable deed to the Hotel together with all insurance proceeds paid to Westboy in respect of such casualty (together with an assignment of any unpaid insurance proceeds with respect to such casualty) in full satisfaction of Westboy's obligation to pay such termination fee to Manager. Notwithstanding such election by Westboy to terminate this Agreement with respect to such Hotel, such Hotel shall remain subject to Manager's right of first refusal pursuant to the Owner Agreement and Section 9.3(a) hereof.

            b. Westboy must notify Manager within thirty (30) days of the occurrence of such damage or destruction whether Westboy elects to terminate this Agreement under this Section 7.2 with respect to a Hotel that has suffered a casualty.

        7.3 Uninsured Casualty - Westboy's Option to Terminate or Restore. If all or any part of a Hotel shall be damaged or destroyed by any cause for which insurance coverage was not required by this Agreement to be maintained by Westboy or Owner, and the estimated cost of the Casualty Restoration exceeds thirty percent (30%) of the total replacement cost (without deduction for depreciation) of such Hotel, then Westboy may terminate this Agreement with respect to such Hotel if it elects to do so by written notice to Manager within thirty (30) days after the occurrence of such damage or destruction.

        7.4 Commencement and Completion of Casualty Restoration. Unless Westboy shall be entitled to terminate this Agreement under Sections 7.2 or 7.3, Westboy shall commence the Casualty Restoration promptly after the occurrence of such damage or destruction and shall complete the same with diligence. If such a right of termination does exist, then the obligation to commence the Casualty Restoration shall be delayed until the earlier of the giving of the applicable notice of termination (in which event the obligation shall not become operative) or the expiration of the applicable notice period (in which event the obligation to commence and complete as provided in this Section 7.4 shall become operative immediately).

        7.5 Proceeds of Business Interruption Insurance. The proceeds of any business interruption insurance shall be allocated between Westboy and Manager, it being the intention of the parties that Manager share in such proceeds to the extent that they specifically represent fees or reimbursements otherwise payable by Westboy to Manager under this Agreement.


                                  ARTICLE VIII

                                  CONDEMNATION

        8.1 Permanent Taking.

            a. In the event of a Taking of an entire Hotel, this Agreement shall terminate as of the date of Taking with respect to such Hotel.

            b. In the event of a Taking of less than the entire portion of a Hotel, if Manager or Westboy reasonably determines that the remaining land and building or buildings, after necessary repairs, cannot economically and feasibly be operated as a hotel as contemplated in this Agreement, then either Westboy or Manager may terminate this Agreement with respect to such Hotel.

            c. Upon any Taking of a Hotel, whether or not this Agreement is terminated with respect to such Hotel, Manager shall, if applicable law permits, undertake separate proceedings with respect to the determination of its loss resulting from the Taking. If such separate proceedings cannot be undertaken, Manager shall nonetheless be entitled to a fair and equitable share of the award or other proceeds of the Taking paid to Westboy to the extent of Manager's loss; provided, however, that Westboy shall receive the entire proceeds attributable to the Taking of all land, the Hotel, the Furniture, Fixtures and Equipment, Operating Supplies, Inventories and Capital Improvements.

            d. If this Agreement is not terminated with respect to a Hotel following a partial Taking under this Section 8.1, then this Agreement shall remain in full force and effect with respect to the remainder of the Hotel so taken, and Westboy shall repair, restore, replace or rebuild the remainder of such Hotel to the extent condemnation proceeds are made available to Westboy for such repair, restoration, replacement or rebuilding as nearly as possible to its value, condition and character immediately prior to the Taking. Westboy shall commence the work promptly after the date of the Taking and shall complete the same with diligence.

        8.2 Taking for Temporary Use. Subject to Section 8.2(b), in the event of a Taking of all or part of a Hotel for temporary use, this Agreement shall remain in full force and effect with respect to such Hotel, and the following shall be applicable:

            a. If the Taking is for a period not extending beyond the term of this Agreement, the awards or other proceeds on account of the Taking (including any interest included or paid with respect to such awards or proceeds) other than any portion of such awards or proceeds specifically identified as compensation for alterations or damages to such Hotel shall be included in Gross Revenue and Adjusted Gross Operating Profit for the Operating Year or Years in which received. When and if during the term of this Agreement, the period of temporary use shall terminate, Westboy shall, to the extent condemnation proceeds are made available to Westboy for restoration, repair and alterations, make all such restoration, repairs and alterations as shall be necessary to restore such Hotel to its condition prior to such Taking for temporary use and shall complete the same with diligence.

            b. If the Taking is for a period extending beyond the term of this Agreement, the awards or other proceeds on account of the Taking (including any interest included or paid with respect to such awards or proceeds) other than any portion of such awards or proceeds specifically identified as compensation for alterations or damages to such Hotel for the period of the Taking up to the stated expiration of the term of this Agreement shall be included in determining Gross Revenue and Adjusted Gross Operating Profit for the Operating Year or Years in which received, and the remainder of such awards or other proceeds (including interest as aforesaid) shall be paid to Westboy.

            c. Notwithstanding the foregoing provisions of this Section 8.2, if during the last five (5) Operating Years of this Agreement as the term hereof may be extended by Manager there should be a temporary taking of all or a part of any Hotel which extends for a period of at least thirty-six (36) months, and Westboy concludes in good faith that it would not be economically reasonable to operate such Hotel as contemplated in this Agreement following the temporary taking, then Westboy may elect to terminate this Agreement with respect to such Hotel as of the Date of Taking by giving written notice to Manager within thirty (30) days thereof, in which event the provisions of Section 8.2(b) shall apply with regard to the proceeds.


                                   ARTICLE IX

                                ASSIGNMENTS, ETC,

        9.1 By Manager.

            a. So long as no default attributable to Manager shall have occurred and be continuing, including an Event of Termination and subject to
        Section 9.1(b), Manager shall have the right, without Westboy's consent, to assign, transfer or convey all of its right, title and interest under this Agreement:

               (i) to a Manager Affiliate;

               (ii) to any successor or assignee of Manager which acquires all or substantially all of the business and assets of Manager as the result of any merger, consolidation or reorganization; or

               (iii) to a person or entity which acquires all or substantially all of the business and assets of Manager;

        provided, however, that in the event of (ii) or (iii) above or in the event of the sale of at least a majority interest in Manager through one or more transactions, if the Management Agreement constitutes substantially all of the assets of Manager at the time of such event, then such event shall be subject to the prior written consent of Westboy, which consent shall not be unreasonably withheld.

            b. Any assignment, transfer or conveyance under Section 9.1(a) shall be subject to the following:

               (i) the assignee must assume and agree to be bound by all of the terms and provisions of this Agreement; and

               (ii) the delivery to Westboy of an executed counterpart of the instrument of assignment and assumption of right and obligations.

            c. In the event that Manager shall assign, transfer or convey its right, title and interest under this Agreement under Sections 9.1(a) and 9.1(b), then Manager shall not be liable for any obligations arising under this Agreement after the date of such assignment, transfer or conveyance.

            d. Except as provided in this Section 9.1, Manager shall not assign, transfer or convey all or any of its right, title and interest under this Agreement without Westboy's approval.

        9.2 By Westboy.

            a. Subject to Manager's rights pursuant to Section 9.3, so long as no default attributable to Westboy shall have occurred and be continuing, including an Event of Termination and subject to Section 9.2(b), Westboy shall have the right, without Manager's approval, to assign, transfer or convey all or any part of its right, title and interest in any Hotel or any interest therein (which assignment must include (subject to the assignee's option under subsection 9.2(b)(i)(B) and Westboy's option under subsection 9.2(c)) this Agreement to the extent appropriate together with all assets of Westboy related to the operation of such Hotel, including, without limitation, all of the issued and outstanding capital stock of any liquor license holding corporation).

            b. Any assignment, transfer or conveyance under Section 9.2(a) shall be subject to the following:

               (i) the assignee must (A) assume and agree to be bound by all of the terms and provisions of this Agreement or, at the assignee's option, (B) agree to a management agreement in the same form as this Agreement, or in substantially the same form to account for differences if the new management agreement covers a single hotel or is an agreement with an assignee who is the owner of the fee title in the Hotel in question rather than a leasehold interest), except that (a) the Current Priority Amount for such Hotel shall be the amount by which the Current Priority Amount existing immediately before such Disposition exceeds the Current Priority Amount for the Hotels which continue to be leased by Westboy, and (b) the Operating Profit Target for such Hotel shall be the amount by which the Operating Profit Target existing immediately before such Disposition exceeds the Operating Profit Target for the Hotels which continue to be leased by Westboy;

               (ii) the delivery to Manager of an executed counterpart of the instrument of assignment and assumption of rights and obligations;
            and

               (iii) the assignee shall be a United States national who is not involved or reputed to be involved in organized crime, who does not have a generally recognized reputation for unethical business dealings and is not a competitor of Manager and does not have any material ownership interest in a competitor of Manager.

            c. This subsection (c) shall apply only to the Hotels located in Spokane, Yakima, and Bellevue, Washington, and Springfield, Oregon. In the event that Westboy desires to assign, transfer or convey an interest in any of the Hotels located in Spokane, Yakima or Bellevue, Washington, or Springfield, Oregon, such interest may be freely transferred, not subject to this Agreement or any other agreement with Manager, provided that there is offered to be to substituted therefor (whether under this Agreement or another management agreement with Manager), a full service hospitality property owned or otherwise controlled by Owner that (i) on a pro forma basis will provide Manager with the greater of (A) a base fee equivalent to three percent (3%) of Gross Revenues and an incentive fee equivalent to the incentive fee then received by Manager in similar hotels, and (B) the sum of the Base Fee and the Incentive Fee (without any accrual or limitation based on Cash Flow Available for Incentive
        Fee) for the prior full Operating Year attributable to the transferred Hotel, (ii) meets then current Doubletree standards, (iii) is to be operated as a Doubletree hotel or other full-service Manager Affiliate brand, and (iv) was not operated as a Doubletree hotel immediately prior to such substitution. In the event that such substitute hotel is not opened and operated as a Doubletree hotel or other full-service Manager Affiliate brand within 180 days after the transfer of the prior hotel, then Westboy shall pay, on a monthly basis, the amount set forth in clause B of the preceding sentence. If by the one year anniversary of the termination of such 180 day period, such substitute hotel is not opened and operated as a Doubletree hotel, Westboy shall pay to Manager, on demand, an amount equal to the present value (discounted at the Prime
        Rate) of the difference between the remaining gross fees (including, without limitation, Base Fees and Incentive Fees) expected to be payable under this Agreement after such Disposition (assuming all extension options are exercised), and the expected gross fees which would have been payable to Manager under this Agreement (assuming all extension options are exercised) had the Hotel not been subject to a Disposition.

            d. In the event that Westboy shall assign, transfer or convey its right, title and interest in any Hotel and in this Agreement under Sections 9.2(a) and 9.2(b), or under Section 9.2(c), then Westboy shall not be liable for any obligation arising under this Agreement after the date of such assignment, transfer or conveyance. In the event that Westboy shall assign, transfer or convey its right, title and interest in a Hotel pursuant to Section 9.2(c), then Westboy shall not be liable for any obligation under this Agreement with respect to the Hotel which has been affected by such assignment, transfer or conveyance, after the date of such assignment, transfer or conveyance, provided however, that nothing herein shall relieve Westboy of its obligations to Manager under Section 9.2(c).

            e. Except as set forth in this Section 9.2, Westboy shall have no right to transfer, assign, or convey its interest in the Hotels.

        9.3 Owner Agreement. Manager is a party with Owner to an Owner Agreement, a copy of which is attached hereto as Exhibit D (the "Owner Agreement"). In the event that Westboy or any successor thereto ever becomes a fee owner of a Hotel, or if, pursuant to the Owner Agreement, this form of Management Agreement is used as the basis of an agreement to manage any of the Hotels between Manager and any other owner of the fee interest in such Hotels, then Westboy, such successor, or such fee owner, as the case may be, agrees to recognize and be bound by the rights of Manager under the Owner Agreement contained in Section 16 thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 Complimentary/Discount Policies. Westboy will accept Manager's complimentary and discount policies in effect from time to time at the Hotels so long as they conform to general industry practices. Manager will accept Westboy's discount policies at the Hotels which are in effect from time to time.

        10.2 Manager Identification; Names of Hotels.

        a. The names of the Hotels are set forth in Exhibit A attached hereto and incorporated herein by this reference. Westboy acknowledges that such names are the property of Manager or a Manager Affiliate, that such names may not be changed without the approval of Manager and that such names, or any variants thereof, may not be used by Westboy in connection with any premises other than the Hotels without the express prior written consent of Manager. Manager acknowledges that if any Hotel becomes known by any name(s) exclusive of any name incorporating the term "Red Lion" or "Doubletree", such name(s) would be the property of Westboy. Prior to termination of this Agreement, Manager may not change the name of a Hotel without Westboy's prior written consent. If Manager breaches the prohibition in the immediately preceding sentence, Westboy shall have the right to terminate this Agreement and be entitled to all remedies available to it, at law or in equity. Without limiting the immediately preceding sentence, for each of the Hotels, Manager covenants to maintain a license for the Hotel names and for the Doubletree system. Upon the termination of this Agreement for any reason whatsoever, Westboy shall have no right to use, and shall refrain from using, any name incorporating the terms "Red

        Lion" or "Doubletree" and any other name or variant thereof employed in connection with the name(s) of any Hotel.

            b. Westboy further acknowledges that the trade name "Doubletree" or cognates or successors thereof, and Manager's logotype or cognates or successors thereof, are the property of Manager or a Manager Affiliate and that, upon termination of this Agreement for any reason whatsoever, Westboy and the Hotels shall discontinue using them in the conduct of their business to the extent they are using them; provided, however, that if this Agreement is terminated with respect to one or more Hotels by reason of Manager's default, Westboy may continue using such tradenames and trademarks for a period of up to one hundred twenty (120) days following such termination to permit an orderly transition to new management of the Hotel or Hotels as to which this Agreement has been terminated. Subject to the foregoing, upon such termination, Westboy agrees that it will not engage in a business or advertising practice which will lead the public or the Hotels' customers to believe there is any relationship, affiliation or identity with Manager. Westboy further agrees that during the term of this Agreement it will not identify as a "Doubletree" hotel any hotel which is not a Doubletree Hotel, as that group may exist from time to time, or identify the Hotels with any hotel organization other than Manager.

        10.3 Compliance with Law.

            a. Manager shall make all reasonable efforts, in the name of and at the expense and with the cooperation of Westboy, to comply with and abide by all Applicable Laws. If the cost of compliance exceeds, or appears reasonably likely to exceed, Five Thousand Dollars ($5,000.00) per Hotel (subject to inflationary increases from time to time) in any instance and is not provided for in a current approved Operating Plan and Budget or Capital Improvement Plan, Manager shall promptly notify Westboy.

            b. With respect to a violation of any such laws, rules, regulations, requirements, orders, notices, determinations or ordinances, Westboy shall have the right to contest any of the foregoing and postpone compliance pending the determination of such contest, if so permitted by law and not detrimental to the operation of the Hotels. Notwithstanding the foregoing, until the earlier of the closing of the merger under the Merger Agreement and December 31, 1998, Westboy shall have the right to contest such violations and postpone compliance pending the determination of such contest if so permitted by law and so long as such contest would not result in (i) the closing of all or any portion of one or more of the Hotels, or (ii) the imposition of criminal penalties on Owner, Westboy or Manager.

        10.4 Governing Law. The Parties agree that all disputes relating to the performance and/or interpretation of any term or provision of this Agreement shall be governed by the internal substantive laws of the State of New York, without consideration of conflicts of laws; provided, however, with respect to the creation, perfection, priority and enforcement regarding any liens created by this Agreement, and the determination of deficiency judgments, the laws of the state where the Hotel is located shall apply.

        10.5 No Waiver of Breach. No failure by Manager or Westboy to insist upon the strict performance of any covenant, agreement, term or provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or provision. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and provision of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

        10.6 Notices. All consents, approvals, notices or other communications provided for in this Agreement shall be in writing and shall be deemed delivered when personally served at, or sent by reputable overnight delivery service or by postage prepaid Registered or Certified Mail to, the respective addresses for Westboy and Manager set forth below, until such time as written notice, as provided hereby, of a change of address with a new address to be used thereafter is delivered to the other Party. Upon request a Party shall send copies of any notice or communication by ordinary mail as instructed by the other Party.

If to Manager:

Red Lion Hotels, Inc.
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Attention: Chief Financial Officer

If to Westboy (until March 1, 1998):

c/o Boykin Management Company
Terminal Tower, Suite 1500
50 Public Square
Cleveland, Ohio 44113

Attention: President

If to Westboy (from and after March 1, 1998):

c/o Boykin Management Company
Guildhall Building

45 West Prospect Avenue
Suite 1500
Cleveland, Ohio 44115

Attention: President

with a copy to:

Red Lion Inns Operating L.P.
410 North 44th Street
Suite 700
Phoenix, Arizona 85008

Attention: Chief Financial Officer

or at such other address as the party to whom the notice is sent shall have designated in accordance with the provisions of this Section 10.6.

        10.7 Successors and Assigns. Subject to the provisions of Article IX, this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties hereto.

        10.8 Indemnification. Westboy shall protect, defend, indemnify and save harmless Manager and Manager Affiliates against and from all claims, damages, losses and expenses, including but not limited to attorneys' fees and costs, by reason of any suit, claim, demand, judgment or cause of action initiated by any person, arising or alleged to have arisen out of any act or omission of Manager in the performance of its obligations under this Agreement; provided, however, that Manager shall protect, defend, indemnify and save harmless Westboy against and from all claims, damages, losses and expenses, including but not limited to attorneys' fees and costs, arising out the gross negligence, willful misconduct or breach of this Agreement by Manager or Manager Affiliates. The provisions of this Section 10.8 shall survive termination of this Agreement.

        10.9 Limitation on Pledging Westboy's Credit. Manager shall not borrow any money or execute any promissory note, bill of exchange or other obligation, mortgage or encumbrance in the name and on behalf of Westboy or pledge the credit of Westboy without Westboy's approval except for purchases made in the ordinary course of business in the management of the Hotels within the scope of this Agreement. Manager hereby agrees to indemnify Westboy against any claims, suits, liabilities, costs and expenses, including attorneys' fees, which may be asserted against or incurred by Westboy by reason of any such unauthorized actions by Manager. To the extent Manager uses or pledges its credit in making purchases on behalf of Westboy in the ordinary course of business in the management of the Hotels within the scope of this Agreement, Westboy agrees to pay for such purchases to the extent funds from the Hotels' operations are insufficient, and agrees to indemnify Manager against any claims, suits, liabilities, costs and expenses, including, but not limited to attorneys' fees and costs which may be asserted against or incurred by Manager by reason of the failure of Westboy to pay for such purchases.

        10.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

        10.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

        10.12 Captions Etc. The Index and captions to the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit or describe the purpose or intent of this Agreement or any part hereof, nor in any other way affect this Agreement or any part hereof.

        10.13 No Partnership or Joint Venture. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture or similar relationship between the Parties.

        10.14 Amendment. This Agreement may be amended, modified and/or supplemented only by written agreement of the Parties. Westboy covenants with Manager not to amend the Percentage Lease, without prior approval of Manager, in any manner which materially adversely effects Manager's economic interest; provided, however, that Manager agrees that an amendment revising the formulas for Base Rent and Percentage Rent (as defined in the Percentage Lease) so that such formulas substantially reflect the then prevailing rents under Leases made by REIT's of similar properties, as agreed to by Lessee and Lessor in good faith, will not constitute a materially adverse effect on Manager's economic interest.

        10.15 Limited Recourse. Notwithstanding anything to the contrary contained herein or elsewhere, no general partner, limited partner, officer, director, stockholder, employee, agent, servant or other representative of Manager (each an "Individual") shall have any personal liability for the performance of any obligations, or in respect of any liability, of Manager under this Agreement, and no monetary or other judgment shall be sought or enforced against any such Individuals or their assets.

        10.16 Memorandum of Agreement. At Manager's request, Westboy shall execute, acknowledge and deliver to Manager, in recordable form, multiple original counterparts of a memorandum of this Agreement, which Manager is hereby authorized to record in the property records of each county in which a Hotel is located for the purpose of putting subsequent transferees or prospective transferees on notice concerning the existence of this Agreement.

        10.17 Protection of REIT Status and MLP Status.

            (a) Anything contained in this Agreement to the contrary notwithstanding, Manager shall not sublet any part of the Hotels on any basis such that the rental to be paid by Tenant or sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar provisions thereto.

            (b) Anything contained in this Agreement to the contrary notwithstanding, Manager shall not sublease any portion of the Hotels to any Person in which Owner or the direct or indirect owner of Owner owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code or any similar or successor provisions thereto.

            (c) Anything contained in this Agreement to the contrary notwithstanding, neither Manager nor any Manager Affiliate shall acquire, directly or indirectly, a ten percent (10%) or more interest in Boykin Lodging Company, within the meaning of Section 856(d)(2)(B) of the Code or a five percent (5%) or more interest in Boykin Hotel Properties, L.P. as set forth in Section 7704 of the Code, or any similar or successor provisions thereto.

        10.18 Performance of Westboy Obligations. Without limiting the underlying obligations of Westboy under this Agreement, Manager acknowledges that certain of the obligations of Westboy hereunder (e.g., maintenance of insurance, funding of Capital Improvements, payment of ground lease rentals and payment of ad valorem taxes) are contemplated to be discharged by Owner pursuant to the Percentage Lease. Wherever Westboy is required to perform obligations under this Agreement which are to be performed by Owner, Westboy shall cause Owner to perform such obligations and the failure of Owner to timely perform such obligations shall be deemed to be a default by Westboy under this Agreement. Nothing in this Agreement shall be construed to require Westboy, in its performance hereunder, to duplicate the performance of Owner under the Percentage Lease. Wherever Westboy is required to perform obligations under this Agreement which are to be performed by Owner, Westboy shall cause Owner to perform such obligations. The failure of Owner to timely perform such obligations shall not excuse any default by Westboy arising hereunder.

        10.19 Performance Guarantee by DT Management, Inc..

            (a) DT Management, Inc., a Delaware corporation ("DTM"), a Manager Affiliate, hereby absolutely and unconditionally guarantees the prompt performance of all the terms, covenants, and conditions of this Agreement to be performed by

        Manager, and prompt payment when due of any and all existing and future liability of every kind, nature or character owing to Westboy under this Agreement, whether direct or indirect, absolute or contingent.

            (b) The obligations of DTM set forth in this subsection (a) shall extend to all amendments, supplements, modifications, renewals, replacements and extensions granted by Westboy. The liability of DTM and the rights of Westboy under this Section shall not be impaired or affected in any manner by, and DTM hereby consents in advance to and waives any requirement of notice for, any (1) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for performance and payment under this Agreement; (2) delay in enforcement of this Agreement or this Section; or (3) delay, omission, waiver, or forbearance in exercising any right or power with respect to this Agreement.

        10.20 Centralized Services. DTM represents and warrants to Westboy that it controls the systems accessed by Manager and Manager Affiliates in delivering management services on a centralized basis including, without limitation, National Sales, Business Promotion and Reservation Services (collectively, "Centralized Services"). Understanding that Westboy is relying on the provisions of this subsection in entering into this Agreement, DTM covenants to Westboy to cooperate with and assist Manager in discharging Manager's obligations hereunder that are subject to Centralized Services, including, without limitation, management services described in Sections 2.1, 2.3 and 2.7 hereof.

        10.21 Doubletree License Agreement. Doubletree Corporation ("Doubletree") represents and warrants to Westboy that a License Agreement in the form of Exhibit E has been executed and delivered by Doubletree and Manager and that the License Agreement is in full force and effect. Doubletree and Manager each covenants with Westboy that, while this Agreement is in effect with respect to a particular Hotel, they will not, without Westboy's consent (which may be withheld in Westboy's sole discretion), (a) amend or waive any provision of the License Agreement that would limit the ability of the Parties to use the Hotel names listed on Exhibit A or the names that may become substituted pursuant to the terms hereof during the term of this Agreement, or (b) terminate the License Agreement.

   10.22 Special Provisions with Respect to Bellevue. Reference is made to the fact that the Federal Highway Administration, the Department of Transportation of the State of Washington and the City of Bellevue, Washington (collectively "Taking Authorities") are considering a taking affecting the Hotel located in Bellevue, Washington (the "Bellevue Hotel") for the purpose of the Northeast 8th/I-405 Interchange Project (the "Project").

            (a) Notwithstanding the provisions of Section 2.3(a), Manager shall have no right to terminate this Agreement with respect to the Bellevue Hotel pursuant to Section 2.3(a) prior to the Outside Taking Date.

            (b) The "Outside Taking Date" shall be defined as the earlier of (x) June 30, 2010 (except that if prior to June 30, 2010, any of the Taking Authorities has issued a notice of taking or written offer to purchase in connection with the Project that has not, as of June 30, 2010, concluded, then the Outside Taking Date pursuant to this clause (x) shall be June 30, 2013, or (y) three (3) years after the Project has concluded.

            (c) For purposes of Section 10.22: the Project shall be "concluded" if either (i) there has been (A) executed with respect to the Bellevue Hotel or the land on which it is located, a Purchase by Deed, or (B) a judgment entered in a just compensation proceeding in connection with a taking of the Bellevue Hotel, or the land on which it is located, or
        (ii) the Taking Authorities have conclusively abandoned the Project.

        IN WITNESS WHEREOF, Westboy and Manager have executed this Management Agreement on the day and year first above written.

"Westboy"         WESTBOY LLC, an Ohio limited liability
                  company


                  By: /s/ Boykin Management Company Limited Liability Company
                     --------------------------------------------------------
                          Its Managing Member


                  By: /s/ Ronald A. Cook
                     --------------------------------------------------------


"Manager"         RED LION HOTELS, INC.,
                  a Delaware corporation


                  By: /s/ Anupam Narayan
                     --------------------------------------------------------
                     Anupam Narayan


        Executed for the purpose of acknowledging and agreeing to the terms of
Section 10.19 and Section 10.20.

                  DT MANAGEMENT, INC.,
                  a Arizona corporation


                  By: /s/ David Heuck
                     --------------------------------------------------------
                     David Heuck

        Executed for the purpose of acknowledging and agreeing to the terms of
Section 10.21.

                  DOUBLETREE CORPORATION,
                  a Delaware corporation


                  By: /s/ David L. Stivers
                     --------------------------------------------------------
                     David L. Stivers

                                    EXHIBIT A

                                   THE HOTELS


Doubletree Hotel Bellevue Center
818-112th Avenue NE
Bellevue, Washington

Doubletree Hotel Riverside
29th & Chinden Blvd.
Boise, Idaho

Doubletree Hotel Colorado Springs - World Arena
1775 E. Cheyenne Mountain Blvd.
Colorado Springs, Colorado

Doubletree Hotel Omaha Downtown
1616 Dodge Street
Omaha, Nebraska

Doubletree Hotel Portland Downtown
310 SW Lincoln
Portland, Oregon

Doubletree Hotel Sacramento
2001 Point West Way
Sacramento, California

Doubletree Hotel Spokane Valley
I-90 at Sullivan Road
Spokane, Washington

Doubletree Hotel Eugene/Springfield
3280 Gateway Road
Springfield, Oregon

Doubletree Hotel Yakima Valley
1507 North First Street
Yakima, Washington

Doubletree Hotel Lloyd Center
1000 N.E. Multnomah
Portland, Oregon

                                    EXHIBIT B

                       TERMINATION OF MANAGEMENT AGREEMENT
                                   (attached)

                                    EXHIBIT C

                              TEXT OF SECTION 32.1
                             OF THE PERCENTAGE LEASE


32.1 Authorization to Mortgage Hotels. Except as set forth in this Section 32.1, Lessor shall have no right to place any mortgage, deed of trust, lien or other encumbrance on the Leased Property.

        (a) Approved Mortgages. Lessee hereby consents to and approves the Existing Indebtedness and the Existing Mortgages. Lessor shall have the right to grant to any subsequent lender lending funds to Lessor, a lien or encumbrance on all or any part of the Lessor's right, title and interest in and to this Agreement (collectively the "Collateral"); provided, however that either (i) the aggregate principal amount of all loans secured by the Collateral does not exceed, One Hundred and Twenty Million and No/100 Dollars ($120,000,000.00) and the loans are not cross-defaulted or cross-collateralized with any other obligation (the parties hereby agree that if any Hotel is sold by Lessor, such $120,000,000 limitation shall be reduced by the amount of the debt allocated to the Hotel that is sold, and if a substitute Hotel is put in place, the amount allocated to the sold Hotel shall be restored to the extent of the value of the substitute Hotel relative to the value of the sold Hotel, as the value of the substitute Hotel is determined by mutually agreeable appraisal or other mutually agreeable method, (ii) such loan has been approved in writing by Lessee, which consent shall not be unreasonably withheld provided that (A) the loan-to-value ratio is no greater than fifty-four percent (54%), (B) the Cash Flow Available For Debt Service for the most recent Fiscal Year less the Incentive Amount is at least two hundred percent (200%) of the scheduled debt service for such new loan, (C) the new loan is otherwise on ordinary and normal terms for the type of lender making such loan, and (D) the loan is not cross-defaulted or cross-collateralized with any other obligation (and the parties hereby agree that if any Hotel is sold by Lessor, the permissible principal amount of a loan qualifying under this subsection (ii) shall be reduced by the amount of the debt allocated to the Hotel that is sold, and if a substitute Hotel is put in place, the amount allocated to the sold Hotel shall be restored to the extent of the value of the substitute Hotel relative to the value of the sold Hotel, as the value of the substitute Hotel is determined by mutually agreeable appraisal or other mutually agreeable method, if any), or (iii) the loan is secured by a lien or encumbrance ("Nondisturbance Mortgage") and the lender lending funds to Lessor executes a nondisturbance agreement ("Nondisturbance Agreement"), in form reasonably acceptable to Lessee and Manager (if any), in favor of Lessee and its Manager (if any) (any mortgage, deed of trust or other encumbrance securing a loan meeting the criteria set forth in (i), (ii) or (iii) above is herein referred to as an "Approved Mortgage"). If Lessor has not delivered to Lessee a commitment for the refinancing of the loan secured by the Existing Mortgage or any loan secured by an Approved Mortgage within 60 days of the scheduled maturity of such loan, Lessee shall have the right, on behalf of Lessor, to seek such a commitment and to place such a loan, on arms length terms with an institutional lender regularly making real property secured loans, in an amount equal to the then outstanding principal balance of the existing loan together with reasonable closing costs, including any commitment fee. Lessor shall execute any and all documents reasonably requested by Lessee in connection with such placement of a new loan. Any mortgage securing such a loan obtained by Lessee on behalf of Lessor shall be an Approved Mortgage. Lessee shall have no obligation to place such a loan on behalf of Lessor.

        (b) Debt shall be allocated to the Hotels initially as allocated under the Existing Mortgages. If, after the Commencement Date, Owner obtains appraisals (from an independent appraiser which is reputable and experienced in appraising hotel values) of the value of the Hotels for use in connection with an Approved Mortgage (other than a Nondisturbance Mortgage), then the debt shall be allocated according to the values set forth in such appraisals. If, after the Commencement Date, Owner places any Approved Mortgage (other than a Nondisturbance Mortgage) on the Hotels and no appraisals are obtained, then the debt shall be allocated by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Fiscal Year, to the Gross Operating Profit generated by all Hotels for such Fiscal Year, multiplied by the principal amount of the Approved Mortgage(s). If Owner places a Nondisturbance Mortgage with respect to which appraisals are obtained, then the Debt Allocated to the Hotels shall be determined by allocating the Maximum Principal Amount according to (or in proportion to, if the debt is in excess of the Maximum Principal Amount) the values set forth in such appraisals; if appraisals are not obtained, then the Debt Allocated to the Hotels shall be determined by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Operating Year, to the Gross Operating Profit generated by all Hotels for such Operating Year, multiplied by the Maximum Principal Amount.

                                    EXHIBIT D

                                 OWNER AGREEMENT
                                   (attached)

                                       EXHIBIT E

                                   LICENSE AGREEMENT
                                      (attached)